Exhibit 10.104

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

GAS PURCHASE AGREEMENT

By And Between

Eagle Rock Field Services, L. P.

and

W.O. Operating Company Ltd.

and

Pantwist, LLC

Dated: April 1, 2007

Contract No.

INDEX

I.	BASIS OF COMPENSATION	Page 1
II.	TERM	Page 1
III.	DEDICATION, EXCLUSIVITY, INITIAL WELLS, AND SUBSEQUENT WELLS	Page 2
IV.	RESERVATIONS OF SELLER AND BUYER	Page 2
V.	QUALITY OF DELIVERED GAS	Page 3
VI.	DELIVERY, COMPRESSION, PRESSURES, METER FEES, REBUILD AND ALTERATIONS	Page 3
VII.	DELIVERIES	Page 4
VIII.	PAYMENT, ESCALATION OF FEES, EXAMINATION, INDEMNIFICATION, SUSPENSION, AND DEDUCTIONS	Page 4
IX.	WARRANTY, TITLE, AND EASEMENTS	Page 5
X.	INDEMNITY, INTERRUPTION, AND FORCE MAJIEURE	Page 5
XI.	ROYALTY AND TAXES	Page 7
XII.	MEASUREMENT OF GAS VOLUME AND TESTING	Page 8
XIII.	NOTICES AND STATEMENTS	Page 10
XIV.	DEFAULT	Page 11
XV.	DEFINITIONS	Page 12
XVI.	MISCELLANEOUS	Page 13

EXHIBIT “A”

EXHIBIT “B”

EXHIBIT “C”

EXHIBIT “D”

EXHIBIT “E”

GAS PURCHASE AGREEMENT

This Gas Purchase Agreement (“Agreement”) is made and entered into and is effective as of April 1, 2007, by and between Eagle Rock Field Services, L. P., hereinafter referred to as “BUYER,” and WO Operating Company Ltd. and Pantwist, LLC, hereinafter referred to collectively and/or individually as “SELLER”, each individually referred to as a ‘Party” or together as “Parties”. Notwithstanding anything to the contrary herein contained, neither W.O. Operating Company, Ltd. nor Pantwist, LLC shall be responsible for the obligations of the other under the terms and provisions of this Agreement.

WITNESSETH:

WHEREAS, SELLER owns and/or controls natural Gas produced from Wells situated on the Lands or Leases more particularly described as to each SELLER in Exhibit “B” attached hereto, including the right to process and sell such Gas, which shall be delivered to BUYER; and

WHEREAS, BUYER desires to purchase and SELLER desires to sell said Gas to BUYER, and NOW THEREFORE, BUYER and SELLER, in consideration of the mutual covenants, promises, and agreements contained herein and for other good and valuable consideration, do hereby agree as follows:

I. BASIS OF COMPENSATION

1.1       Compensation. The basis of compensation is set forth in Exhibit “A” attached hereto and included herein by this reference.  Furthermore, BUYER hereby agrees to pay SELLER an incentive bonus of $*****(1) (“Bonus”) as consideration for entering into this Agreement.  The Bonus will be paid to SELLER in one payment no later than July 15, 2007 via check or wire transfer. Said Bonus is to be earned by SELLER over the term of this Agreement.  Therefore, termination or breach of the Agreement by SELLER, without cause, before the end of the Primary Term hereof ‘will result in a pro rata return of the Bonus to BUYER.  However, if SELLER terminates the Agreement prior to the end of the Primary Term pursuant to the provisions of Article XIV, then SELLER shall be entitled to retain the entire Bonus.

II. TERM

2.1       Term. This Agreement shall be effective April 1, 2007 (“Effective Date”), and shall continue until March 31, 2009, (“Primary Term”), and Year to Year thereafter until terminated, such termination to be effective at the end of said Primary Term or at any anniversary date thereafter by either party giving at least ninety (90) days prior written notice to the other party or to be effective as otherwise provided by this Agreement.

(1)       THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

III. DEDICATION, EXCLUSIVITY, INITIAL WELLS AND SUBSEQUENT WELLS

3.1        Dedication. SELLER hereby commits and dedicates to the performance of this Agreement and for the term hereof, all of its owned or controlled interest in Gas produced from all geological formations under the Lands and Leases and/or Wells described in Exhibit “B” attached hereto, except for the following reservations which SELLER specifically reserves:

3.1.1         To use Gas produced from or under the Lands or Leases and/or Wells and used by SELLER for the development and operation of same; including, but not limited to, Gas used by SELLER in Gas lifting and pressure maintenance operations;

3.1.2         To use Gas which may be required to fulfills obligations to the lessors of said Leases and/or Wells for domestic fuel or regarding payment of royalty in kind; and,

3.1.3         To use Gas used as fuel in the operation of SELLER’s compression, dehydration or treating facilities, if any, installed for the delivery of Gas hereunder.

3.2        Exclusivity. Subject to the terms and conditions of this Agreement, SELLER hereby contracts exclusively with BUYER for the purchase of SELLER’s Gas and the right to process and extract Plant Products attributable to SELLER’s Gas. SELLER further agrees to dedicate to BUYER and to the terms and conditions of this Agreement any interest in said Leases or Wells which (i) are subsequently acquired by SELLER, or (ii) are owned by SELLER but are no longer subject to the terms of any third-party agreement, subsequent to the Effective Date hereof. Any transfer of SELLER’s interest in the Leases or Wells dedicated hereunder shall be subject to BUYER’s rights hereunder, and SELLER shall take action necessary to ensure that any such transfer is subject to BUYER’s rights hereunder.

3.3        Subsequent Wells. If the location of any Well (“Subsequent Well”) is within the dedication described in Exhibit “B” then SELLER shall notify BUYER in writing upon start of the Subsequent Well’s drilling. After completion of the Subsequent Well, SELLER shall, within seven (7) days from the date of completion of such Subsequent Well, provide BUYER any and all relevant Well data (including, but not limited to, daily drilling reports, logs, completion reports, flow test, and gas analysis) (“Well Data”). BUYER shall have the right, but not the obligation, to connect such Subsequent Well to BUYER’s system at its expense. If BUYER elects not to construct such facilities, or does not initiate right-of-way acquisition for such facilities within thirty (30) days after BUYER receives the Well Data, SELLER may construct, at its expense, the facilities necessary to deliver the Gas from such Subsequent Well to s existing system. If neither Party connects such Subsequent Well, SELLER shall be entitled to a wellbore release from this agreement for production from any such Subsequent Well.

IV. RESERVATIONS OF SELLER AND BUYER

4.1        SELLER’s Reservations.

4.1.1       To operate said Leases and/or Wells free from control by BUYER in such manner as SELLER, in SELLER’s sole discretion, may deem advisable, including, without limitation, the right to drill new Wells, to repair and rework old Wells, and to abandon any Well or surrender any Lease when no longer deemed to be capable of producing Gas in commercial paying quantities under normal methods of operation by SELLER.

4.1.2       To unitize or pool any of the Wells, Leases or portions thereof with other Leases or Wells, in such event SELLER’s interest in the unit and the unit Gas attributable to SELLER’s interest shall be subject to and SELLER agrees to take all action necessary to commit such unit Gas attributable to SELLER’s interest to this Agreement.

4.1.3       To retain all liquids and Condensate separated from the Gas by the use of typical volumetric (non-refrigerated) oil and Gas separators prior to the delivery of the Gas to BUYER at the Receipt Point(s) specified herein.

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4.2        BUYER’s Reservations.

4.2.1       Processing Rights. SELLER does hereby grant, assign, and convey to BUYER exclusive processing rights for the recovery of Plant Products for Gas delivered to BUYER for processing at the Receipt Point(s). Except as set forth in Section 4.1.3 above, SELLER shall not process the Gas or allow the Gas to be processed prior to receipt by BUYER hereunder for processing.

4.2.2       Condensate. Condensate recovered by BUYER downstream of the Receipt Point(s) shall belong to BUYER. Title to the Condensate shall pass to BUYER upon its recovery by BUYER and shall be free and clear of all liens, claims, and encumbrances created by, through or under SELLER.

4.2.3       Uneconomic. At any time during the term of this Agreement, in the event purchasing of SELLER’s Gas from any Receipt Point becomes uneconomic, as determined in the sole discretion and judgment of BUYER, BUYER may terminate this Agreement in its entirety with at least thirty (30) days prior written notice to SELLER.

V. OUALITY OF DELIVERED GAS

5.1        The Gas delivered at the Receipt Point(s) shall meet the quality specifications defined in Exhibit “C” attached hereto.

5.2        BUYER shall have the right to either (i) accept Gas that does not conform to such specifications and deduct from payment due SELLER, BUYER’s Treating Fee set forth in Exhibit “A” or (ii) refuse delivery of the nonconforming Gas. If BUYER refuses delivery of non-conforming Gas and SELLER elects not to conform such Gas to the quality specifications set forth herein, this Agreement may be terminated by BUYER with respect to such non-conforming Gas upon ten (10) days prior notice.

5.3        BUYER’s acceptance of Gas that does not conform to quality specifications set forth herein will not constitute a waiver of SELLER’s obligation to conform to such specifications in the future, nor a waiver of BUYER’s right to refuse delivery of such nonconforming Gas at any time.

VI. DELIVERY, COMPRESSION, PRESSURES, METER

FEES, REBUILD AND ALTERATIONS

6.1        Delivery. Gas shall be delivered hereunder at the Receipt Point(s) described in Exhibit “B” attached hereto and shall be at pressures sufficient to enter, but not to exceed, the maximum allowable pressure for BUYER’s gathering system at the Receipt Point(s). SELLER shall provide equipment required to protect BUYER’s systems from receiving Gas at pressures that exceed the maximum allowable pressures. BUYER will provide SELLER the maximum allowable pressure for specific Receipt Point(s).

6.2        Administrative Fees. In the event that the total metered volume from any one (1) Receipt Point falls below an average often (10) MCF per Day for any Month, BUYER shall charge SELLER an Administrative fee for each MCF delivered by or for the account of SELLER at that Receipt Point for that Month. The Administrative fee for each MCF delivered shall be determined by dividing a sum of Three Hundred Dollars ($300) by the total metered volume (MCF) at that Receipt Point for that Month. In the event the total metered volume is zero (0) the fee shall be Three Hundred Dollars ($300) multiplied by SELLER’s owned or controlled interest.

6.3        Rebuild and Alterations. BUYER reserves the right, in its sole discretion, to alter, repair, maintain, expand or rebuild, without approval of SELLER, any portion of BUYER’s facilities. SELLER shall make no alterations, additions or repairs to or on the facilities of BUYER. SELLER agrees not to connect or cause the connection of any third-party well to BUYER’s facilities for any purpose without the express written consent of BUYER, such consent to be in

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BUYER’s sole discretion. If this condition is breached by SELLER, BUYER shall have the right and option, notwithstanding any other provision of this Agreement, to terminate this Agreement immediately and without further obligation to SELLER.

VII. DELIVERIES

7.1        Deliveries. SELLER shall deliver all available Gas in such uniform hourly flows as is commercially practicable. In the event SELLER anticipates a material increase or decrease in the flow of Gas at any Receipt Point, SELLER shall provide BUYER with reasonable advance notice of change.

VIII. PAYMENT. ESCALATION OF FEES, EXAMINATION,

INDEMNIFICATION. SUSPENSION. AND DEDUCTIONS

8.1        Payment. BUYER shall, on the later of (i) the last day of the Month or (ii) within ten (10) day’s of receipt of any necessary allocation statements, pay SELLER for the Gas delivered hereunder during the preceding Month. During any period BUYER purchases Gas from SELLER and other SELLER(s) delivered to any Receipt Point(s), SELLER shall furnish, or cause to be furnished, to BUYER on or before the fifteenth (15th) Day of each calendar Month, any necessary allocation statements containing data (including, but not limited to, quantity and BTU content) that BUYER may require to enable BUYER to make payments. SELLER is to cooperate with other SELLER(s) delivering Gas at the Receipt Point(s) in order to appoint in writing a representative who, as their agent, is to furnish an allocation statement. BUYER is entitled to rely conclusively on such allocation statement, and has a complete defense to any claim by SELLER for any sums due for Gas delivered by SELLER at the Receipt Point(s) during any period by showing that BUYER has made payment to SELLER for its share, as identified in such allocation statement, of the total quantity of Gas received by BUYER at the applicable Receipt Point(s) during the period in question (other than for measurement error as specified in the Article titled MEASUREMENT OF GAS VOLUME AND TESTING). If any allocation statement is not furnished to BUYER by the fifteenth (15th) Day of any month, the time that BUYER has to make payment for delivered Gas (without interest) is to be extended until the end of the next ensuing payment cycle that occurs after BUYER’S receipt of the allocation statement.

8.2        Final Payment. All payments under this Agreement will be final unless questioned by either Party within two (2) Years of the due date of a payment, and during this two (2) Year period either Party may audit all records, accounts, books and charts of the other party, upon reasonable advance notice and during normal office hours, to verify the accuracy of any statement, charge, computation or demand made.

8.3        Escalation of Fixed Fees. The fixed fee charges contained herein, unless otherwise noted, shall be escalated annually beginning on the first (1st) anniversary of the Effective Date of this Agreement based on the GDP Implicit Price Deflator contained in the Gross Domestic Product, fourth quarter (final) report, published by the U.S. Department of Commerce, Bureau of Economic analysis, “GDP Deflator” in March of each Year for the previous year. For purposes of escalating the fixed fee charges herein, the annual rate escalation percentage (“Escalator”) will be determined by BUYER each April 1 by calculating the percent of increase from the Year preceding said previous Year’s GDP Deflator and the previous Year’s GDP Deflator.

8.4        Examination of Records. Each Party to this Agreement shall have the right, at any and all reasonable times during normal business hours, to examine the books and records of the other party, to the extent necessary to verify the accuracy of any statement, charge, computation, or demand made under or pursuant to this Agreement, and the Parties shall keep all such records for

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at least twenty-four (24) Months after the receipt of Gas to which such records are applicable. Such books and records shall be conclusively presumed to be correct, except as to claims or corrections by the Parties made by written notice to the other within such twenty-four (24) Month period.

8.5        Indemnification. Each Party agrees to indemnify and hold the other Party harmless with respect to all costs, losses, and damages (including without limitation reasonable attorney’s fees) arising from or related to the breach of any covenant, representation, or warranty made to the other Party contained in this Agreement.

8.6        Deductions. BUYER shall also be entitled, at its option, in addition to any other rights it may have, to deduct from any payment due SELLER under this Agreement any amounts payable to BUYER from SELLER under this Agreement, and to apply such amounts deducted to pay such amounts payable to BUYER, and such deduction and application shall not constitute a breach of BUYER’s payment obligations under this Agreement.

8.7        Reimbursement of State Severance Taxes. The payment described on Exhibit “A” for gas purchased by BUYER hereunder shall be deemed to be inclusive of reimbursement to SELLER for production and severance taxes borne by SELLER. No additional payment from BUYER to SELLER hereunder, other than that specified on Exhibit “A”, shall be required to compensate SELLER for such tax reimbursement.

IX. WARRANTY, TITLE AND EASEMENTS

9.1        Warranty of Title. SELLER warrants that it has the tide to the Gas dedicated hereunder and delivered at the Receipt Point(s), and said Gas is free from all liens and adverse claims of all kinds, for which BUYER would be responsible, including the right and authority to sell and to process for the recovery of Plant Products. SELLER shall hold BUYER harmless against adverse claims related thereto.

9.2        Title. Title of the Gas shall pass to BUYER at the Receipt Point(s).

9.3        Easements. To the extent SELLER has the right to do so, SELLER hereby permits BUYER the rights of ingress and egress on the Leases to construct, install, operate, repair, inspect and maintain BUYER’s facilities necessary to receive Gas from SELLER at the Receipt Point(s). SELLER hereby assigns and grants to BUYER, to the extent it has the right to do so, an easement and right-of-way upon all lands covered by the Leases for the purposes above. Any property of BUYER placed in or upon any of those lands shall remain the personal property of BUYER, and may be disconnected and removed at any time.

X. INDEMNITY, INTERRUPTION, AND FORCE MAJEURE

10.1      Indemnity. In addition to the indemnities contained herein, BUYER shall indemnify and hold SELLER harmless against any claims for damages arising out of the operations conducted hereunder by BUYER. Likewise, SELLER shall indemnify and hold BUYER harmless against any claims for damages arising out of s operations hereunder. The obligations of the Parties under this Agreement are obligations of the Parties only and no recourse or remedy shall be available against any officer, director, or employee representative of a Party or against any affiliate of a Party.

10.2      Interruption. It is understood and agreed that either Party hereto may, without liability to the other Party, interrupt the operations of its facilities for the purpose of making necessary alterations, maintenance, or repairs thereto, but that such interruption shall be for only such time as may be commercially reasonable to perform such operations. Delivery and/or receipt of Gas pursuant to this Agreement may be suspended for such period of interruption. Provided however

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that if BUYER fails to accept Gas hereunder for a period of thirty (30) consecutive Days for reason other than Force Majeure, SELLER may terminate this Agreement within ten (10) days of such event.

10.3      Force Majeure. If SELLER or BUYER is rendered unable, wholly or in part, by reason of force majeure, from carrying out its obligations under this Agreement (other than the obligation to make payment of amounts due hereunder), then upon said Party’s giving prompt written notice of such force majeure to the other Party, the obligations of the Party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall be remedied with all commercially reasonable dispatch. The term “force majeure,” as used herein, shall include acts of God; acts of federal, state, or local government or any agencies thereof~ compliance with rules, regulations, permits or orders of any governmental authority or any office, department, agency, or instrumentality thereof; strikes, lockouts, or other industrial disturbances; acts of the public enemy, wars, blockages, insurrections, riots, and epidemics; landslides, lightning, earthquakes, fires, storms, floods, and washouts; arrests and restraint of people; civil disturbances; explosions, leakage, breakage, or accident to equipment or pipes; freezing of Wells or pipes; weather-related shutdowns; inability to secure rights-of-way; inability to timely obtain equipment, supplies, materials, permits, labor; failures or delays in transportation; receipt of non-specification or non-merchantable Gas; and any other causes, whether of the kind herein enumerated or otherwise, not within the reasonable control of the Party claiming suspension, which, by the exercise of due diligence, such Party shall not have been able to avoid. The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty. The requirement that any force majeure shall be remedied with all commercially reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party, when such is deemed inadvisable by the Party involved. If a Party has been unable to remedy any such Force Majeure for a period of ninety (90) consecutive Days, the other Party may terminate this Agreement upon ten (10) days notice.

10.4      Adequate Assurance. During the term of this Agreement, if SELLER has reasonable grounds to believe that the creditworthiness of BUYER has become unsatisfactory, then SELLER will send BUYER notice requesting adequate credit assurance from BUYER in an amount determined by the SELLER in a commercially reasonable manner (“Request for Assurance”). Adequate credit assurance includes, without limitation, the following: (i) an irrevocable letter of credit in form and substance acceptable to SELLER, (ii) a corporate guaranty provided by a creditworthy Person acceptable to SELLER, (iii) cash or prepayment in immediately available U. S. dollars. None of the above shall exceed two (2) months of deliverable Gas production. Upon receipt of the Request for Assurance, the BUYER will have until the close of business on the second Day after receiving the Request for Assurance, but in no event less than one (1) Business Day to deliver the adequate assurance to the SELLER. If the BUYER fails to deliver the adequate assurance with the time permitted under this Section 10.4, then the SELLER may, at its sole option, effective as of any date specified by SELLER in its subsequent notice, suspend delivery of gas. If BUYER does not provide credit assurance within five (5) Business Days of SELLER’S notice, SELLER shall have the continuing right, but not the obligation to terminate this Agreement. If the BUYER satisfies the SELLER’S Request for Assurance and does so within the period written above, the SELLER will continue its performance under this Agreement without interruption. If the SELLER suspends its performance as allowed under this Section and BUYER later delivers adequate assurance, SELLER shall resume performance under this Agreement not more than two (2) Days after receiving adequate assurance. The SELLER also is entitled to pursue any other remedy provided under this Agreement or available at law or in equity.

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XI. ROYALTY AND TAXES

11.1      Royalty. Except as provided in Section 11.2 below, SELLER shall account for and pay all royalties, overrides, and other sums due by SELLER to the owners of the mineral, royalty, and other interests in the Gas, and SELLER shall indemnify and save BUYER harmless against all loss, damage, and expense of every character on account of adverse claims by royalty owners to all such Gas, Residue Gas, and Plant Products or royalties, taxes, payments, or other charges due thereon. Should BUYER be obligated by law or regulation to make payment for any royalties or overrides due to be paid by SELLER, BUYER shall deduct such payments from any amounts due by BUYER to SELLER under this Agreement. Should such payments be in excess of amounts due by BUYER to SELLER, SELLER shall promptly reimburse BUYER for the amount of royalties or overrides so paid within ten (10) Days of receipt of such statement.

11.2      Royalty Payments by Buyer. BUYER may, upon written request from SELLER and in accordance with SELLER’s instructions, pay the owners of royalty and overriding royalty interests in the Gas on SELLER’S behalf and deduct any amounts so paid from the consideration due SELLER hereunder on a meter by meter basis. BUYER shall be entitled to rely upon, and make such payments in accordance with, SELLER’S instructions, and SELLER shall indemnify, protect and defend BUYER from any and all claims from any party entitled thereto so long as BUYER has made such payments in accordance with SELLER’S instructions. BUYER shall charge SELLER a royalty disbursement fee equal to thirty dollars ($ 30) per meter per Month for the payment services provided by BUYER in accordance with this paragraph. BUYER shall not commence any payment service on behalf of SELLER hereunder prior to thirty (30) Days following the receipt of SELLER’s payment instructions and any title information BUYER may reasonably require. BUYER shall have the right to cease paying royalties for SELLER in accordance with this Section upon thirty (30) Days prior written notice if and when BUYER ceases to pay royalties for all parties delivering Gas to BUYER.

11.3      Taxes. SELLER shall pay any sales, transaction, occupation, service, production, severance, gathering, transmission, or excise taxes, assessments, or fees levied, assessed, or fixed, whether by the United States, the state, or other governmental agency, in respect of or applicable to the Gas delivered hereunder. Any taxes and statutory charges levied or assessed against s properties, facilities, or operations shall be borne by SELLER. BUYER shall bear all taxes levied against its properties or facilities. Should BUYER be obligated by law or regulation to make payment for any taxes due to be paid by SELLER, BUYER shall deduct such payments from any amounts due by BUYER to SELLER. BUYER shall have the right to cease remitting severance taxes on behalf of SELLER upon thirty (30) Days prior written notice if and when BUYER ceases to remit severance taxes for all parties delivering Gas to Buyer.

11.4      Production Taxes. Notwithstanding the provisions of Section 11.3, above, as an accommodation to SELLER, BUYER shall remit on behalf of SELLER any state production taxes in respect of or applicable to the Gas delivered hereunder. BUYER shall deduct such state production taxes remitted on behalf of SELLER from any amounts due by BUYER to SELLER. Should such state production taxes remitted on behalf of SELLER be in excess of amounts due by BUYER to SELLER, SELLER shall promptly reimburse BUYER for the amount of such production taxes so remitted within ten (10) Days of receipt of such statement. It is recognized that the remittance of state production taxes by BUYER on behalf of SELLER is a voluntary accommodation by BUYER to SELLER and not an obligation of BUYER hereunder. BUYER may, in its sole discretion, cease remitting state production taxes on behalf of SELLER at any time upon thirty (30) Days’ written notice to SELLER.

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XII. MEASUREMENT OF GAS VOLUME AND TESTING

12.1      Calibration. BUYER shall keep and maintain its measurement equipment accurately calibrated and in repair, making tests at reasonable intervals of no less than twice (2) every Year.  BUYER agrees to give SELLER reasonable notice of such tests of the measuring equipment so that, if SELLER desires, it may have its representative present. In the event the meters are found to be inaccurate, such meters will be adjusted to register accurately.

12.2      Accuracy. Each Party shall have the right to challenge the accuracy of any related equipment and, when challenged, the equipment shall be tested, calibrated and repaired by BUYER; the cost of any such special test shall be borne by BUYER if the percentage of inaccuracy is found to be more than two percent (2%), but if the percentage of inaccuracy is found to be two percent (2%) or less, the cost of such special test shall be borne by SELLER. If, upon any test, the percentage of inaccuracy of the measuring equipment is found to be in excess of two percent (2%), registrations thereof and any payment based upon such registration shall be corrected for a period extending back to the time (not to exceed one (1) Year) when such inaccuracy began, if such time is ascertainable, and if not ascertainable, then back one-half (‘/2) of the time elapsed since the last date of calibration.

12.3      Repairs. If, for any reason, the meters are out of service or out of repair so that the amount of Gas delivered cannot be ascertained or computed from the reading thereof, the Gas delivered during the period such meters are out of service or out of repair shall be estimated and agreed upon by the Parties hereto upon the basis of the data available using the first of the following methods that is feasible:

12.3.1    By using the registration of any check meter or meters if installed and accurately registering, or in the absence of (12.3.1) then;

12.3.2    By correcting the error if the percentage of error is ascertainable by calibration, special test, or mathematical calculation, or in the absence of both (12.3.1) and (12.3.2) then;

12.3.3    By estimating the quantity of Gas delivered based on the registration of any meter or meters if installed and accurately registering, or in the absence of (12.3.1), (12.3.2), and (12.3.3) then;

12.3.4    By estimating the quantity of Gas delivered or redelivered based on deliveries or redeliveries during preceding periods under similar conditions when the meter was registering accurately.

12.4      Records. The records from the measuring equipment shall remain the property of the Party owning such equipment and shall be kept by such Party on file for a period of not less than two (2) Years. At any time within such period, such Party shall, upon request of the other Party, submit to such Party records from the measuring equipment, together with calculations therefrom, for inspection and verification, subject to return within thirty (30) Days from receipt thereof.

12.5      Measurement Standards. The measuring station or stations provided for hereunder shall be so equipped with meters, recording gauges, or other types of meter or meters of standard make and design used in the industry and according to applicable AGA or API standards when installed, so as to accomplish the measurement of Gas delivered and redelivered hereunder. Gas measured hereunder will have its volume, mass, gravity, composition or energy content determined and computed in accordance with applicable AGA standards in effect at the date of installation of the measurement equipment and shall comply with applicable state and federal regulation. At BUYER’s option, BUYER may update the measurement equipment and/or the determination of volume, mass, gravity, composition or energy content in accordance with subsequent revisions, supplements, and appendices to said AGA standards.

12.6      Pulsation. The Parties shall design, install, operate and maintain their respective equipment in such a manner that pulsation-induced measurement error is minimized. Pulsation-induced error shall not exceed one quarter of one percent (0.25%) of square root error (SRE). Either Party has

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the right to request a test of the orifice meter facility. If SRE is found to exceed the limit stated above, the Party responsible for the creation of the SRE must have a plan for the elimination of the SRE within thirty (30) Days and equipment installed or modified to correct SRE in a reasonable amount of time, not to exceed six (6) months. Pulsation errors determined by the use of a square root error indicator manufactured under a license for the Southern Gas Association are to be used only for the purpose of determining SRE and are not to be used for adjusting measured volumes.

12.7      Boyle’s Law. The measurement hereunder shall be corrected for deviation from Boyle’s Law at the pressures and temperatures under which Gas is delivered hereunder.

12.8      Temperature. The temperature of the Gas shall be determined to the nearest one degree Fahrenheit (1°F) at the points of measurement by the continuous use of recording thermometers of standard manufacture acceptable to the Parties, to be installed in accordance with the recommendations contained in American Gas Association Measurement Committee Report Number 3, 7, or 9 as appropriate, and the arithmetical average of hourly temperatures of the Gas so determined each day shall be used in computing temperatures of the Gas during each day.

12.9      Supercompressibility. Unless otherwise allowed by state law, adjustment for the effect of supercompressibility shall be determined by test or by mutual consent of the Parties hereto according to the provisions contained in American Gas Association Measurement Committee Report Number 3, 7, 8 or 9 as appropriate, for the average conditions of pressure, flowing temperature, and specific gravity at which the Gas was measured during the period under consideration and with the respective proportionate values for carbon dioxide and nitrogen fractional values and to obtain subsequent values of these Components as may be required from time to time.

12.10    Check Measurement. At the Receipt Point(s) SELLER may install check measuring equipment at its own cost and expense; provided, such equipment shall be so installed as not to interfere with the operations of the BUYER. BUYER’s meter shall be the meter used for all measurement purposes. BUYER and SELLER, in the presence of each other, shall have access to the other’s measuring equipment at all reasonable times; but the reading, calibrating, and adjusting thereof, and the changing of charts, if any, shall be done only by the owner of the meter or its representative unless otherwise agreed. Each Party shall give notice sufficiently in advance, and the other Parties notified shall have the right to be present at the time of any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting done in connection with the other’s measuring equipment; provided, however, failure of either party so notified to witness such an operation after due notification shall not affect the validity of such operation in any way.

12.11    Sampling. BUYER shall obtain a sample at least twice a year of Gas at the Receipt Point(s) by using methods contained in GPA Standard 2166 / API 14.1, as revised, “Methods for Obtaining Natural Gas Samples for Analysis by Gas Chromatography.” This sample may be obtained utilizing a spot sampler, continuous sampler, on-stream chromatograph or other instruments approved by BUYER. SELLER may request that additional samples be taken in order that SELLER may have its own sample tested independently. Any additional samples requested by SELLER shall be at SELLER’s sole expense.

12.12    Composition, Gross Heating Value, Specific Gravity. The composition of the Gas shall be determined from the sample of the Gas by using GPA Standard 2261, as revised, “Method of Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography,” with the exception of sulfur compounds. The gallons per MCF and the Gross Heating Value of the Gas shall be determined by using technically correct methods contained in GPA Standard 2172, as revised, “Method for Calculation of Gross Heating Value, Specific Gravity, and Compressibility of Natural Gas Mixtures from Compositional Analysis”, and the Gross Heating Values from GPA Standard 2145, as revised from time to time, “Table of Physical Constants for the Paraffin Hydrocarbons and Other Components of Natural Gas.” Each composition, Gross Heating Value and Specific Gravity determination shall be effective until the next determination. The Specific

9

Gravity of the Gas shall be recorded to the nearest one-thousandth (0.001).

12.13    Water Content. Gas delivered at the Receipt Point(s) shall be considered to be saturated with water at measurement temperature and pressure, unless Gas has been dehydrated to a water content of seven (7) lbs/MMCF or less prior to the point of measurement. The water content shall be determined by BUYER using practices contained in GPA 181, GPA 2172, AGA Report No. 3 or other reasonable practices as determined appropriate by BUYER. Gas with seven (7) lbs/MMCF or less shall be considered dry, i.e. containing no water

12.14    Assumed Atmospheric Pressure. The atmospheric pressure shall be assumed to be the average atmospheric pressure for the elevation as used by BUYER in that particular geographic area regardless of the actual atmospheric pressure where Gas is measured.

12.15    Sulfur. The sulfur content shall be determined from tests taken at the Receipt Point(s) by methods accepted in the industry, such as GPA Standard 2377, as revised, “Method of Test for Hydrogen Sulfide and Carbon Dioxide in Natural Gas Using Length of Stain Tubes.” Other sulfur species can be determined by chromatographic analysis conditional on the Parties’ acceptance of the type of analysis to be used and the condition of the sample.

12.16    NGL Measurement. The Natural Gas Liquids removed by processing will be measured using measurement equipment and practices accepted in the industry and supported by AGA, API and/or GPA standards, as applicable.

XIII. NOTICES AND STATEMENTS

13.1      All notices, statements, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been effectively given when delivered by facsimile or mailed by first class mail, addressed to the Parties as follows:

NOTICE TYPE	BUYER	SELLER
CONTRACTS	Eagle Rock Field Services, L. P.	W. O. Operating Company Ltd.
	Attn: Panhandle Contract Administration	Attn: Scott White
	14950 Heathrow Forest Parkway, Suite 111	PO Box 1061
	Houston, Texas 77032	Pampa, Texas 79065
	Telephone: (832) 327-8000	Telephone: (806) 665-8298
	Fax: (832) 327-8009	Fax: (806) 665-1960

SCHEDULING	Eagle Rock Field Services, L. P.	W. O. Operating Company Ltd.
	Attn: Scheduling	Attn: Scott White
	14950 Heathrow Forest Parkway, Suite 111	PO Box 1061
	Houston, Texas 77032	Pampa, Texas 79065
	Telephone: (832) 327-8000	Telephone: (806) 665-8298
	Fax: (832) 327-8009	Fax: (806) 665-1960

ACCOUNTING	Eagle Rock Field Services, L. P.	W. O. Operating Company Ltd.
	Attn: Panhandle Plant Accounting	Attn: Scott White
	14950 Heathrow Forest Parkway, Suite 111	PO Box 1061
	Houston, Texas 77032	Pampa, Texas 79065
	Telephone: (832) 327-8000	Telephone: (806) 665-8298
	Fax: (832) 327-8009	Fax: (806) 665-1960

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PAYMENTS

By Check

By Check

Eagle Rock Field Services, L. P.	NA
Attn: Panhandle Plant Accounting
14950 Heathrow Forest Parkway, Suite 111
Houston, Texas 77032

PAYMENTS

By Wire

By Wire

N/A	W. O. Operating Company Ltd
Worth National Bank
ABA Number 111907568
Account Number 31012159
Tax ID: 75-2675224

TAX ID:

20-3609438

By Wire

Pantwist, LLC
Worth National Bank
ABA Number 111907568
Account Number 31014674
Tax ID: 20-4766962

13.2      Changes. Notices of change of address of any of the Parties shall be given in writing to the other in the manner aforesaid and shall be observed in the giving of all future notices, statements, or other communications required or permitted to be given hereunder.

XIV. DEFAULT

14.1      If either Party shall fail to perform any of the covenants and obligations imposed upon it under and by virtue of this Agreement (except where such failure shall be excused under any of the provisions of this Agreement and further except where shorter time frames and/or other remedies are provided in this Agreement), then in such event the other Party may, at its option, terminate this Agreement by proceeding as follows:

14.1.1     The Party not in default shall give notice stating specifically the cause for terminating this Agreement and declaring it to be the intention of the Party giving the notice to terminate same.

14.1.2     The Party in default shall have thirty (30) Days after the service of the aforesaid notice in which to remedy or remove cause or causes stated in the notice for terminating this Agreement, and, if within said period of thirty (30) Days, the party in default does so remove or remedy said cause or causes and frilly indemnifies and/or reimburses the Party not in default for any and all damages, losses, and consequences of such breach, then such notice shall be withdrawn and this Agreement shall continue in full force and effect.

14.1.3     In case the Party in default does not so remedy and remove the cause or causes or does not indemnify and/or reimburse the Party giving the notice for any and all damages, losses, and consequences of such breach within said period of thirty (30) Days, then this Agreement shall, at the expiration of said thirty (30) Day period, terminate, except as to

11

all accrued obligations not yet discharged; provided, however, that if such default be remedied but no indemnification therefore has been made due to a bona fide dispute between the Parties as to the amount thereof, then this Agreement shall not terminate, but the Party not in default shall have the right to seek indemnification in any manner provided by law or by this Agreement.

Any cancellation of this Agreement, pursuant to the provisions of this Article, shall be without prejudice to the right of the Party not in default to collect any amounts due for breach of this Agreement; provided, however, the provisions herein for termination of this Agreement shall not apply if the failure of BUYER involves failure to pay any sum or amount due hereunder, and BUYER’s refusal to pay is subject to a bona fide dispute, and BUYER pays all amounts not in dispute.

14.2          No waiver of any default under this Agreement shall constitute a waiver of any other default, whether of like or different character.

XV. DEFINITIONS

15.1          For the purpose of this Agreement, unless the context clearly indicates otherwise, the following definitions shall be applicable:

15.1.1             BTU shall mean British Thermal Unit and is equal to 1055.05585262 Joule.

15.1.2             Business Day shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays starting at eight o’clock a.m. Central Standard Time.

15.1.3             Condensate shall mean the liquid hydrocarbons that are recovered from the Gas in typical oil and Gas separators or pipeline drips, compressor discharge or suction scrubbers, usually from changes in ambient or ground temperature and/or pressure, but not from processing.

15.1.4             Cubic Foot of Gas for the purpose of measurement of the Gas delivered hereunder shall mean the amount of Gas necessary to fill one cubic foot of space at a base pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch absolute and at a base temperature of sixty degrees Fahrenheit (60°F) (“Base Conditions”) and shall be the volume unit of measurement.

15.1.5             Day or day shall mean a twenty-four (24) consecutive hour period. For measurement purposes described herein it will begin with the hour that is the then beginning hour that is the standard practice of BUYER.

15.1.6             Dehydration shall mean the dehydration process that removes water and water vapor from the Gas or Natural Gas Liquids such as with the use of glycol, methanol, molecular sieves, etc.

15.1.7             FL&U shall mean the sum of the MMBTIJ’s of field fuel and the MMBTU’s of lost and unaccounted gas, including other fuel retained for services such as compression.

15.1.8             Gas or gas shall mean natural gas as produced from Wells in its natural state that meets the quality specifications of Article V of this Agreement.

15.1.9              GPM shall mean gallons per MCF.

15.1.10           Gross Heating Value of the Gas shall mean the BTU content of one Cubic Foot of Gas at defined conditions which is the number of BTU’s produced by the complete combustion of such Cubic Foot of Gas, at constant pressure with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperatures of the Gas and air, and when water is formed by such combustion is condensed to a liquid state at the initial temperature of the Gas.

15.1.11           Gross Heating Value of the NGL’s shall mean the BTU per gallon, fuel as ideal gas, as described in the current GPA Standard 2145 with the exception of hexanes plus, which shall be that recommended in the current GPA Standard 2261, i.e. 60%

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hexane, 30% n-heptane and 10% n-octane

15.1.12           Lands and Lease(s) shall mean the contractual right to the title of and to the minerals, including oil and gas, from geological formations on and below the properties described in Exhibit “B” attached hereto and made a part hereof and as amended from time to time, including certain surface rights as necessary to explore, develop, drill and produce said minerals from such properties or lands.

15.1.13           MCF shall mean one thousand (1,000) Cubic Foot of Gas.

15.1.14           MMBTU shall mean one million (1,000,000) British Thermal Units.

15.1.15           MMCF shall mean one million (1,000,000) Cubic Foot of Gas.

15.1.16           Month shall mean that period of time beginning on the first Day of a calendar Month and ending on the first Day of the following calendar Month, except that the first Month shall commence on the Day of initial receipt of Gas hereunder and shall end on the first Day of the following calendar Month.

15.1.17           Natural Gas Liquids or NGL’s shall mean those liquid hydrocarbons extracted from the Gas from Processing. The components (“Components”) of the NGL’s are identified as ethane, propane, iso-butane, normal butane, natural gasolines and incidental methane and other miscellaneous liquids that become associated with the NGL’s.

15.1 ..18          Psig shall mean pounds per square inch gauge.

15.1.19           Psia shall mean pounds per square inch absolute.

15.1.20           Plant(s) shall mean Gas Processing facilities where Natural Gas Liquids and other Plant Products are separated from the Gas as a result of Processing.

15.1.21           Plant Products shall mean the Natural Gas Liquids, as extracted from Processing.

15.1.22           Processing shall mean the extraction of Natural Gas Liquids from the Gas through equipment specifically intended to extract Natural Gas Liquids and/or Plant Products from the Gas such as turboexpander (cryogenic), refrigeration, refrigerated lean oil absorption, ambient oil absorption, joule thompson or similar processes.

15.1.23           Receipt Point(s) shall mean the inlet flange of s pipeline facilities installed to take deliveries of Gas from SELLER.

15.1.24           Treating shall mean the treating process by which contaminates are removed from the Gas or Natural Gas Liquids. These contaminates can be, but not limited to, hydrogen sulfide, sulfur compounds, carbon dioxide and mercury.

15.1.25           Wells shall mean the Well or Wells productive of Gas from all geological formations which is completed on the Leases described in Exhibit “B” attached hereto and in which SELLER has an interest, owns or controls the right to dispose of Gas produced therefrom.

15.1.26           Year shall mean any period of twelve (12) consecutive calendar Months.

XVI. MISCELLANEOUS

16.1          Changes. All modifications, ratifications, amendments or changes to this Agreement, whether made simultaneously with or after the execution of this Agreement shall be in writing, executed by the duly authorized representatives of both BUYER and SELLER, and attached hereto.

16.2          Regulation. This Agreement shall be subject to all valid rules, regulations, interpretations, and orçlers of any duly constituted federal or state regulatory body having jurisdiction hereof This Agreement and the respective rights and obligations of the Parties hereto are subject to all existing and future laws, statutes, rules, regulations, orders or directives promulgated by any duly constituted state or federal governmental authority, regulatory body or commission having jurisdiction or control over the Parties, their respective facilities or services contemplated herein. Should either Party be ordered or required to do any act inconsistent with the provisions of this

13

Agreement, this Agreement shall be deemed modified to conform to the requirements of such law or regulation. If any provision of this Agreement is held to be illegal, invalid, unenforceable or have a material and substantial negative impact on the rights, duties or obligations of either Party, then the Parties shall meet in good faith to determine if such negative impact can be eliminated or mitigated. If such negative impact cannot be eliminated or mitigated to the satisfaction of either Party, then either Party shall have the right to terminate this Agreement.

16.3          Assignment. Neither Party shall have the right to assign all or any part of its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld. Each Party shall have ten (10) Days to provide the other with a copy of all statements effecting the assignment.

16.4          Entire Agreement. This Agreement contains the entire agreement between the parties hereto and there are no oral promises, agreements, or warranties affecting same.

16.5          Headings. The topical headings and index used herein are inserted for convenience only and shall not be construed as having any substantive significance or meaning whatsoever, or as indicating that all of the provisions of this Agreement relating to any particular topic are to be found in any particular section.

16.6          Interpretations. The Parties hereto agree and confirm that, in the consideration and interpretation of this Agreement, same shall be governed by, enforced under and construed in accordance with the laws of the State of Texas, excluding any conflicts of law, rule, principle, or law which might refer to the laws of another state and this Agreement was prepared by all Parties hereto and not by any Party to the exclusion of the other or others.

16.7          Independent Contractor. It is not the intention of the Parties hereto to create, nor is there created hereby, a partnership, joint venture, or association. The status of each Party hereunder is solely that of an independent contractor.

16.8          Confidentiality. SELLER AND BUYER AGREE THAT THE TERMS ANT) CONDITIONS OF THIS AGREEMENT WILL BE HELD CONFIDENTIAL AND SHALL NOT BE DISCLOSED TO OTHER PARTIES WITHOUT CONSENT OF THE OTHER UNLESS THAT DISCLOSURE IS REQUIRED BY FEDERAL OR STATE LAW OR AGENCY. THE  DISCLOSING PARTY SHALL FURNISH THE OTHER PROMPT NOTICE IF SUCH DISCLOSURE IS MADE. BOTH PARTIES SHALL BE ENTITLED TO DISCLOSE THOSE PORTIONS OF THIS AGREEMENT WHICH ARE REQUIRED TO BE DISCLOSEDUNDER APPLICABLE SECURITIES REGULATIONS AND TO ITS LENDERS.

16.9          Alternative Dispute Resolution. The Parties agree that all claims, controversies and disputes arising out of or relating to this Agreement, or to the breach, termination, interpretation or validity thereof (“Disputes”), shall be handled as follows:

a.             The Party initiating the Dispute shall first give notice of the Dispute to the other Party. Executives (of each Party) having authority to settle the Dispute shall then meet, negotiate and endeavor in good faith to resolve the Dispute. If such executives fail to meet or are unable to resolve the Dispute within thirty (30) Days after the notice from the Party initiating the Dispute, the Parties shall endeavor in good faith to settle the dispute by mediation under the Mediation Procedure of the CPR Institute for Dispute Resolution (“CPR”) in effect on the date of this Agreement.

b.             The Parties have agreed that CPR shall select a mediator in any such Dispute, and such person will agree to serve in that capacity and to be available on reasonable notice. If the foregoing selected individual becomes unwilling or unable to serve, CPR shall appoint another mediator. If neither of these two selected individuals is able or willing to serve, the Parties will agree on a substitute with the assistance of CPR. Unless otherwise agreed in writing, the Parties will select a mediator from the CPR Panels of Distinguished Neutrals. Each Party agrees to bear fifty percent (50%) of the mediation costs, including the fees and expenses of the mediator; provided, however, each Party shall bear and pay

14

all fees and expenses of its own attorneys, accountants, experts and witnesses.

c.             If the Dispute has not been resolved by mediation within sixty (60) Days after the mediator has commenced such mediation, such Dispute shall be settled by binding “baseball” arbitration (pursuant to which each Party submits a proposed monetary award for the dispute to the arbitrator and the arbitrator chooses one such proposed award, without modification, as his decision) in accordance with the CPR Rule for Non-Administered Arbitration in effect on the date of this Agreement by a sole arbitrator agreed to by the Parties. If the Parties cannot agree upon the arbitrator, such arbitrator shall be an arbitrator recommended by the CPR Institute for Dispute Resolution from the CPR Panel of Distinguished Neutrals. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Except as the Parties may otherwise agree, the place of the arbitration will be Houston, Texas. The arbitrator shall not be empowered to award damages in excess of compensatory damages except to the extent such excess damages would be recoverable under the indemnity obligations in this Agreement of the Party liable therefore.

16.10        Damages.

16.10.1                    In no event shall any Party be liable to the other for consequential, incidental, special, punitive, indirect damages, lost profits, or other business interruption damages in connection with the performance or nonperformance of the Parties under this Agreement.

16.10.2                    THE PARTIES CERTIFY THAT THEY ARE NOT “CONSUMERS” WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED, (“DTPA”). THE PARTIES COVENANT, FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE, THAT, IF THE DTPA IS APPLICABLE TO THIS AGREEMENT, (1) THE PARTIES ARE “BUSINESS CONSUMERS” AS THAT TERM IS DEFINED IN THE DTPA, (2) OTHER THAN SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS, AND (3) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER PARTIES FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY THE INDEMNIFYING PARTY OR ANY OF ITS SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILATES OR SUBSIDIARIES BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16.11        Replacement. This Agreement terminates and supersedes, as of the Effective Date, any obligations found in the prior agreements between the Parties or their predecessors in interest concerning the right or obligation to buy or. sell any gas produced from any sources covered by this Agreement described in Exhibit “B” hereto as of the Effective Date, although the Parties expressly agree that the provisions related to indemnification and audit rights as found in these prior agreements shall survive such termination. It is further agreed that this Agreement shall not affect in any way, any claims, disputes, known or unknown, between the Parties or their predecessors in interest under any such prior agreements regardless of whether the underlying agreement has been subsequently terminated.

16.12        Residue Return. BUYER is currently operating a residue return delivery system (RRDS) which delivers Residue Gas to the leases shown in Exhibit “D” attached hereto and made a part hereto. In as much as BUYER, in its sole judgment, continues to operate the RRDS, then BUYER shall

15

on a fully interruptible best efforts basis receive and redeliver Residue Gas for the development and operation of said leases, not to exceed an amount equal to the SELLER’S share of Residue Gas attributable to the Gas concurrently delivered to BUYER from said leases as determine in this Agreement. Any additional connection by SELLER to BUYER’S RRDS shall be at BUYER’S sole discretion and at a mutually agreeable point to both BUYER and SELLER. Utilization of said Residue Gas so returned by BUYER shall be a SELLER’S exclusive risk. BUYER shall deduct the volume of Residue Gas delivered into RRDS on behalf of SELLER from SELLER’s Residue Gas entitlement. In the event SELLER should take delivery of residue gas furnished by BUYER in excess of Residue Gas attributable to SELLER, then BUYER shall deduct the cost of such excess residue gas from the proceeds due SELLER for SELLER’S share of Plant Products. SELLER shall not use the Residue Gas returned to the leases for the purpose of gas lifting, pressure maintenance or cycling operations. BUYER may in its sole discretion discontinue any or all residue deliveries at any time. BUYER shall have the right to cease operating the RRDS at any time with at least thirty (30) Days prior written notice to SELLER.

Remainder of Page Intentionally Blank

Signatures Follow

16

IN WITNESS WHEREOF, the Parties have executed this Agreement in one or more copies or counterparts, each of which, when executed by BUYER and SELLER, shall constitute and be an original effective Agreement between BUYER and such SELLER.

“BUYER”		“SELLER”
Eagle Rock Field Services, L. P.		W. O. Operating Company, Ltd
By: WO Energy Inc., its general partner

By:	/s/ StacyHorn	By:	/s/ Jeff Johnson

Name:	J. Stacy Horn	Name:	Jeff Johnson
Title:	Vice President Commercial Development	Title:	President
Date:	7/3/07	Date:	5/8/07

“SELLER”
Pantwist, LLC

		By:	/s/ Jeff Johnson
		Name:	Jeff Johnson
		Title:	President
		Date:	5/8/07

17

EXHIBIT “A”

Proceeds Sharing

Fixed Recoveries

This Exhibit “A” is incorporated into that certain Gas Purchase Agreement dated April 1, 2007, by and between Eagle Rock Field Services, L. P., hereinafter referred to as “BUYER,” and W. O. Operating Company, Ltd. and Pantwist, LLC, hereinafter referred to as “SELLER.”

BASIS OF COMPENSATION shall be the sum of the following:

1.                Natural Gas Liquids Payment. BUYER shall pay to SELLER an amount equal to the “Contract Percentage” as shown in the following “Percentage Table” multiplied by the Net NGL Proceeds.

2.                Residue Gas Payment. BUYER shall pay to SELLER an amount equal to the “Contract Percentage” as shown in the following “Percentage Table” multiplied by the Net Residue Proceeds.

3.                Treating Fee.  BUYER shall charge SELLER and deduct from payments due SELLER a “treating fee” of $.10/MCF for all Gas BUYER agrees to accept in excess of the quality specifications as listed in Exhibit “C”.

4.                Percentage Table.

For the total Gas Delivered to Bryan Carson. Cararay & Schafer Systems as denoted on Exhibit “B”

Contract Percentage:0 – 80,000 MCF/Month		*****(2)%
>80,000 MCF/ Month		*****(2)%
NGL Efficiencies: C2 – *****(2)%, C3 – *****(2)%, C4 – *****(2)%, C5+ - *****(2)%
FL&U:	*****(2)%

For the total Gas Delivered to Kingsmill System as denoted on Exhibit “B”

Contract Percentage:	0 – 20,000 MCF/Month	*****(2)%
	20,001 – 30,000 MCF/Month	*****(2)%
	>30,000 MCF/ Month	*****(2)%

NGL Efficiencies: C2 – *****(2)%, C3 – *****(2)%, C4 – *****(2)%, C5+ - *****(2)%
FL&U:	*****(2)%

For the total Gas Delivered to Lefors System as denoted on Exhibit “B”

Contract Percentage: *****(2)%
NGL Efficiencies: C2 – *****(2)%, C3 – *****(2)%, C4 – *****(2)%, C5+ – *****(2)%
FL&U:	*****(2)%

(2) THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

1

For Gas Delivered to Turkey Creek System as denoted on Exhibit “B”

Contract Percentage: *****(3)%
NGL Efficiencies: C2 – *****(3)%, C3 – *****(3)%, C4 – *****(3)%, C5+ – *****(3)%
FL&U:	*****(3)%

DEFINITIONS:

1.                SELLER’s Gas Delivered for Processing at the Plant(s) inlet shall be that quantity delivered at the Receipt Point(s) less FL&U. BUYER shall retain FL&U from SELLER without payment therefore.

2.                Seller’s Natural Gas Liquids shall be determined by multiplying the MCF’s of SELLER’s Gas Delivered for Processing by the GPM content of each NGL Component contained in the Gas as determined from samples taken at the Receipt Point(s) and that product by the fixed “NGL Efficiencies” as described in the above Percentage Table.

3.                Net NGL Proceeds shall be each Component of SELLER’s Natural Gas Liquids multiplied by the Monthly Average Sales Price of each Component.

4.                Monthly Average Sales Price shall mean the average of the daily high/low spot price for the Month of production for each Component of Natural Gas Liquids, f.o.b. Conway, as quoted by the Oil Price Information Service (“OPTS”), less a transportation and fractionation (“T&F”) fee equal to six and six hundred and ninety-five thousandths cents ($0.06695) per gallon.

5.                Residue Gas shall be determined by subtracting the NGL Shrinkage MMBTU’s and Residue Gas Return MMIBTUs from the MMBTUs of Seller’s Gas Delivered for Processing.

6.                NGL Shrinkage shall be determined by multiplying the number of gallons of each Component of SELLER’s Natural Gas Liquids by the Gross Heating Value of the NGL’s.

7.               FL&U shall be determined by multiplying the MMBTU’s delivered by the SELLER at the Receipt Point(s) by a percentage as shown in the above percentage table.

8.                Residue Price shall mean average net price per MMBTU received by BUYER, f.o.b. BUYER’s Plant for the sale of Residue Gas less a Residue Gas Marketing fee of three cents ($.03) per Residue Gas MIMIBTU.

9.                Net Residue Proceeds shall be determined by multiplying the SELLER’s Residue Gas MIMBTU’s by the Residue Price.

(3) THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS.  ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

2

EXHIBIT “B”

This Exhibit “B” is incorporated into that certain Gas Purchase Agreement dated April 1, 2007, by and between Eagle Rock Field Services, L. P., hereinafter referred to as “BUYER,” and W.O. Operating Company Ltd. and Pantwist, LLC, hereinafter referred to as “SELLER.”

The following is a current listing by Gathering System of meter station numbers and meter station names of receipt points under this Agreement, which may change from time to time. This listing is for informational purposes only and shall not limit the dedication of wells, leases and acreage further described in this Exhibit “B”.

System Name	Meter	Meter Name

BRYAN/CARSON	41481	COOPER “C”
BRYAN/CARSON	41491	OLIVE COOPER
BRYAN/CARSON	40301	JUDE - JORDAN
BRYAN/CARSON	40081	BRYAN STA 5
BRYAN/CARSON	40141	E COOPER NCT B
BRYAN/CARSON	40216	BRYAN ABCD
BRYAN/CARSON	41251	BLOCK B
BRYAN/CARSON	41271	BLOCK C
BRYAN/CARSON	41281	COOPER H
BRYAN/CARSON	41291	QUINN
BRYAN/CARSON	41301	LANGD0N/NEW
BRYAN/CARSON	41321	SIEBOLD
BRYAN/CARSON	41331	B.F. BLOCK
BRYAN/CARSON	41341	BLOCK
BRYAN/CARSON	41351	PITCHER,H.C
BRYAN/CARSON	41421	COOPER G
BRYAN/CARSON	41431	COOPER E
BRYAN/CARSON	41511	E COOPER NCT A
BRYAN/CARSON	526170	1ST ST. BANK OF WHITE DEER

CARGRAY	526482	CRUTCHFIELD #1
CARGRAY	525205	MCCONNELL #2
CARGRAY	1555	COWAN, W.R. TR A ROBERTS

KINGSMILL / GRAY	66003	HARRAH
KINGSMILL / GRAY	66018	W.W. HARRAH
KINGSMILL / GRAY	77139	PHILLIPS - CASTLBERRY
KINGSMILL / GRAY	70771	ANDY
KINGSMILL / GRAY	72439	BEDNORZ
KINGSMILL / GRAY	71031	HEITHOLT
KINGSMILL / GRAY	70221	ELLER #1
KINGSMILL / GRAY	70251	MCCULLOUGH E 1
KINGSMILL / GRAY	70443	HUSTED #3

KINGSMILL / GRAY	70982	HUSTED CDP
KINGSMILL / GRAY	525018	ARCO FEE 203 WELL #2
KINGSMILL / GRAY	57142	SIEBER 1-R
KINGSMILL / GRAY	77140	VICARS
KINGSMILL / GRAY	54701	B&B FARMS - COFFEE #3
KINGSMILL / GRAY	55291	B&B FARMS - SEIBER #8

LEFORS/KELLERVILLE	940010	ROB NO 1
LEFORS/KELLERVILLE	940020	HAYNES NO 2
LEFORS/KELLERVILLE	930001	HARLAN A

SCHAFER	40411	TEXACO-GARNER, C.R. B
SCHAFER	525533	SOUTHLAND B
SCHAFER	525346	LONG
SCHAFER	525402	MOORE, J.W.
SCHAFER	66002	VANIMAN #3
SCHAFER	66016	ARNOLD
SCHAFER	66017	R.W.HARRAH
SCHAFER	66019	POPE #1
SCHAFER	66021	SACKETT
SCHAFER	66060	VANIMAN #7
SCHAFER	248057	SIN-HAR LEOPO
SCHAFER	525380	GIRTHA MCCONNELL
SCHAFER	523438	SCHAFER RANCH 296
SCHAFER	525067	BONEY NCT #4
SCHAFER	525068	BONEY NCT #2
SCHAFER	525158	COCKRELL #1
SCHAFER	525248	W. B. HAILE
SCHAFER	525273	HARVEY UNIT (#8)
SCHAFER	525301	D. JORDAN #2
SCHAFER	525383	MCCONNELL J.C. (C.H.)
SCHAFER	525513	SCHAFER RANCH #295(GW)
SCHAFER	525515	SCHAFER RANCH #9 (GW)
SCHAFER	525546	TEX ELLER #1
SCHAFER	525660	WO 49 CDP
SCHAFER	526149	D. JORDAN #1
SCHAFER	526179	SCHAFER RANCH BATT. #1
SCHAFER	526181	SCHAFER RANCH #2 A
SCHAFER	40302	WO FEELAND 116
SCHAFER	40481	D JORDAN
SCHAFER	40491	JORDAN D S-WEST
SCHAFER	72521	MCCONNELL J
SCHAFER	248018	FEE 244 STA
SCHAFER	525650	MCCONNELL #3

TURKEY CREEK	415070	BOST #1

Each SELLER dedicates to this Gas Purchase Agreement, as amended from time to time, the Wells and Leases and Acreage as described and indicated below. Except where noted as such Wells, Leases and Acreage being dedicated by Pantwist, LLC, all Wells, Leases and Acreage listed below are dedicated by W.O. Operating Company, Ltd.

Bryan Carson System

B.F. BLOCK      MS 41331

Northwest Quarter (NW/4) of Section One Hundred Eleven (111), Block 4, I&GN RR Co. Survey, Carson County, Texas.

BLOCK     MS 41341

Northeast Quarter (NE/4) of Section Number One Hundred Twelve (112), Block (4), I&GN RR Co. Survey, Carson County, Texas.

BLOCK “A”     Into Block “B” MS 41251

All of the North Half (N/2) of the Northwest Quarter (NW/4) of the Southeast Quarter (SE/4), and the Southeast Quarter (SE/4) of the Northwest Quarter (NW/4) of the Southeast Quarter (SE/4), and the North Half (N/2) of the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4), and the Southeast Quarter (SE/4) of the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4), and the Northeast Quarter (NE/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) and the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4) of the Southeast Quarter (SE/4) of Section Number One Hundred Eleven (111), Block Number Four (4), I&GN RR Co. Survey, Carson County, Texas as to oil and casinghead gas rights only.

BLOCK “B”     MS 41251

All of the East Half (E/2) of the Southeast Quarter (SE/4) of the Southeast Quarter (SE/4), and the Northwest Quarter (NW/4) of the Southeast Quarter (SE/4) of the Southeast Quarter (SE/4), and the Southwest Quarter (SW/4) of the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4), and the Southwest Quarter (SW/4) of the Northwest Quarter (NW/4) of the Southeast Quarter (SE/4), and the Northwest Quarter (NW/4) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/4), and the South Half (S/2) of the Southwest Quarter (SW/4) of the Southeast Quarter (SE/2) of Section Number One Hundred Eleven (111), Block Number Four (4), I&GN RR Co. Survey, Carson County, Texas, as to oil and casinghead gas rights only, down to and including 3,300 feet below the surface.

BLOCK “C”     MS 41271

Northeast Quarter (NE/4) of Section One Hundred Eleven (111), Block 4, I&GN RR Co. Survey, Carson County, Texas as to all rights in and to the Brown Dolomite and the White Dolomite Formations, found at a depth of approximately 2,900 feet to 3,250 feet below the surface, but in no event to depths exceeding 3,250 feet below the surface.

CALDWELL BRYAN     Into EF Bryan MS 40216

Northwest Quarter (NW/4) of the Northeast Quarter (NE/4) of the Southwest Quarter (SW/4) and the North Half (N/2) of the Southwest Quarter (SW/4) of the Northeast Quarter (NE/4) of the Southwest Quarter (SW/4) of Section Number Ninety-Two (92), BLOCK FOUR (4), I&GN RY. CO. Survey, Carson County, Texas

CITIES SERVICE C     MS 40301

NW/4 of Section 108, Block 4, I&GN Survey, Carson County, Texas

COOPER “A”     Into Cooper G MS 41421

The Northwest Quarter (NW/4) of the Southeast Quarter (SE/4) of the Southwest Quarter (SW/4) of the Northeast Quarter (NE/4) of Section Four (4), Block Nine (9), I&GN RR Co. Survey, Carson County, Texas.

COOPER “B”     Into Cooper E MS 41431

The Northeast Quarter (NE/4) of the Northeast Quarter (NE/4) and the North Half (N/2) of the Southeast Quarter (SE/4) of the Northeast Quarter (NE/4) of Section Five (5), Block Nine (9), I&GN RR Co. Survey, Carson County, Texas.

COOPER “E”     MS 41431

Northwest Quarter (NW/4) of Section Four (4), Block Nine (9), I&GN RR Co. Survey, Carson County, Texas.

COOPER “G”     MS 41421

The Southeast Quarter (SE/4) of the Northeast Quarter (NE/4) and the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4) of Section Four (4), Block Nine (9), I&GN RR Co. Survey, Carson County, Texas.

COOPER “H”     MS 41281

East Half (E/2) of the Northwest Quarter (NW/4) of Section Five (5), Block Nine (9), I&GN RR Co. Survey, Carson County, Texas.

E. COOPER NCT “A”, “B”, AND “C”     MS 41511, 40141 & Into Cooper G MS 41421

Southwest Quarter (SW/4) of Section One (1), and all of the Southwest Quarter (SW/4) of Section Four (4), and all of the Southwest Quarter (SW/4) of Section Five (5), all in Block Nine (9), I&GN RR Co. Survey, Carson County, Texas.

E.F. BRYAN     MS 40216 & 40081

S/2 NE/4 SE/4, SE/4 SE/4, NW/4 NW/4 SE/4, NE/4 SW/4, E/2 NW/4 SE/4, Section 107 Block 4, I&GN RR Co. Survey, Carson County, Texas.

FIRST STATE BANK OF WHITE DEER     MS 526170

I&GN RR Co. Survey, Block 4, Section 51: N/2, SW/4; Section 52: All; Section 59: S/2, NE/4; Section 60: S/2, NW/4

Containing 2080.0 acres, more or less in Carson County, Texas, AS TO AND ONLY AS TO oil and casinghead gas rights from the surface to 100 feet below the Granite Wash Formation.  LESS AND EXCEPT water well located 324 feet from the East Line and 2, 227 feet from the South line in Section 59, Block 4, I&GN RR CO. Survey.

JK QUINN     Into Quinn MS 41291

North Half (N/2), Southeast Quarter (SE/4) of Section 7, Block 9, I&GN RR Co. Survey, Containing 480 acres, more or less, in Carson and Hutchinson Counties, Texas, AS TO AND ONLY AS TO oil and casinghead gas rights from the surface to 100 feet below the base of the Granite Wash Formation

LANGDON     41301

North Half (N/2) of the Northeast Quarter (NE/4) of Section One Hundred Twenty-Five (125), Block Four (4), I&GN RR Co. Survey, Carson County, Texas

NEWBLOCK     Into Langdon MS 41301

South Half (S/2) of the Northeast Quarter (NE/4) of Section One Hundred Twenty-Five (125), Block Four (4), I&GN Co. Survey, Carson County, Texas.

OLIVE COOPER     MS 41491

S/2 of the SE/4, Section Four, Block Nine, I&GN Survey, Carson County, Texas.

PHILLIPS BRYAN     Into E F Bryan MS 40216

W/2 of the NE/4 of the SW/4; W/2 of the SW/4 of the SE/4; N/2 of the NE/4 of the SE/4 of Section 107, Block 4, I&GN Survey, Carson County, Texas.

N/2 and SE/4 of SE/4 of NW/4; S/2 and NW/4 of NW/4 of NE/4; SW/4 of NE/4 of NE/4; W/2 of SW/4 of NE/4; S/2 and NE/4 of SE/4 of NE/4 of Section 92, Block 4, I&GN Survey, Carson County, Texas.

PHILLIPS COOPER “B”     Into Cooper E MS 41431

W/2 of the SW/4 of Section Three (3), Block Nine (9), I&GN Survey, Carson County, Texas.

PHILLIPS COOPER “C”     MS 41481

W/2 of the NE/4, Section Five, Block Nine, I&GN RR Survey, Carson County, Texas.

PITCHER     MS 41351

Northwest Quarter (NW/4) of Section Nineteen (19), Block M-21, TCRR Survey, Hutchinson County, Texas.

QUINN     MS 41291

Southwest Quarter (SW/4) of Section Seven (7), Block (9), I&GN RR Co. Survey, Hutchinson County, Texas.

SEIBOLD     MS 41321

East Half (E/2) of the Southeast Quarter (SE/4) of Section One Hundred Twenty-Five (125), Block Four (4), I&GN RR Co. Survey, Hutchinson and Carson Counties, Texas.

SMITTY     Into Cooper “G” MS 41421

Section One (1), Block Nine (9), I&GN RR Survey, Carson County, Texas

Cargray System

CRUTCHFIELD #1     MS 526482 (Pantwist, LLC)

160 acres, more or less, being the Southwest Quarter (SW/4) of Section 28, Block 4, I&GN RR Co. Survey, Carson County, Texas.

COWAN, A.     MS 1555 (Pantwist, LLC)

All of Section 160, the North Half (N/2), and the Southeast quarter (SE/4) of Section 165, and all of Section 194, Block M-2, Beaty, Seal and Forwood Survey, Roberts County, Texas.

McCONNELL (DANCO)     MS 525205 (Pantwist, LLC)

West Half (W/2) of the Northwest Quarter (NW/4) of the Northeast Quarter (NE/4) and the West Half (W/2) of the Northeast Quarter (NE/4) of the Northeast Quarter (NE/4) and the East Half (E/2) of the Southwest Quarter (SW/4) of the Northeast Quarter (NE/4) and East Half (E/2) of the Southwest Quarter (SE/4) of the Northeast Quarter (NE/4) of Section 28, Block 7, I&GN RR Co. Survey, Carson County, Texas lying North of the right-of-way of the Panhandle & Santa Fe Railway Company.

Schafer System

ARNOLD     MS 66016

East Half of the Northeast Quarter (E/2 NE/4) of Section 149, Block 3, I&GN RR Co. Survey, Gray County, Texas.

T. J. BONEY NCT 1     Into Fee 244 Master MS 248018

Northwest Quarter (NW/4) of Section 91, and Southwest Quarter (SW/4) of Section 108, Block 4, I&GN Survey, Carson County, Texas.

T.J. BONEY NCT 2     MS 525068

Southwest Quarter (SW/4) of Section 90, Block 4, I&GN RR. Co. Survey, Carson County, Texas.

T.J. BONEY NCT 4     MS 525067

Northwest Quarter (NW/4) of Section 89, Block 4, I&GN RR Co. Survey, Carson County, Texas.

COCKRELL B     Into Southland B MS 525533

E/2 SE/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

S/2 SE/4 NE/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas

COCKRELL F     Into Southland B MS 525533

W/2 NW/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

NW/4 NE/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

North 40 acres of Section 1, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

W/2 SW/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas. NE/4 NW/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas

COCKRELL RANCH     MS 525660 & 525158

(1) Section 11, Block B-3, D&SE Ry. Co. Survey, Hutchinson County, Texas, among other lands not affected hereby, less and except the following described lands:

                (a) 100 acres in the Southwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas, said 100 acres more particularly described as follows:  Beginning at the Southwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County Texas; Thence North, with the West line of said Section 11, 2203.1 feet; Thence East, parallel with the South line of Section 11, 1320 feet; Thence South, parallel with the West line of Section 11, 1320 feet; Thence East, parallel with the South line of Section 11, 1639.8 feet; Thence South, parallel with the West line of Section 11, 883.1 feet to a point in the South line of Section 11, Thence West, with the South line of Section 11, 2959.8 feet to the point of beginning and containing 100 acres, more or less.

(b)  132.3 acres in Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas, said 132.3 acres being more particularly described in six tracts as follows:

TRACT 1:  Beginning at a point in the North line of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas, 660.0 feet East from its Northwest corner;

Thence East, with the North line of Section 11, 660.0 feet;

Thence South, parallel with the West line of Section 11, 660.0 feet;

Thence West, parallel with the North line of Section 11, 660.0 feet;

Thence North, parallel with the West line of Section 11, 660.0 feet, to the point of beginning, containing 10.0 acres, more or less.

TRACT 2:  Beginning at a point in the West line of Section 11, Block B-3, D&SE Survey, Hutchinson, County, Texas, 1533.3 feet South from its Northwest corner;

Thence North, with the West line of Section 11, 873.3 feet;

Thence East, parallel with the North line of Section 11, 660.0 feet;

Thence South, parallel with the West line of Section 11, 660.0 feet;

Thence East, parallel with the North line of Section 11, 660.0 feet;

Thence South, parallel with the West line of Section 11, 213.3 feet;

Thence West, parallel with the North line of Section 11, 1320.0 feet, to the point of the beginning, containing 16.5 acres, more or less.

TRACT 3:  Beginning at a point 1320.0 feet East and 660.0 feet South of the Northwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas;

Thence East, parallel with the North line of Section 11, 660.0 feet;

Thence South, parallel with the South line of Section 11, 660.0 feet;

Thence West, parallel with the North line of Section 11, 660.0 feet;

Thence North, parallel with the West line of Section 11, 660.0 feet, to the point of beginning, containing 10.0 acres, more or less.

TRACT 4:  Beginning at the Northeast corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas;

Thence South, parallel with the East line of Section 11, 1320.0 feet;

Thence West, parallel with the North line of Section 11, 1094.7 feet;

Thence North, parallel with the East line of Section 11, 660.0 feet;

Thence West, parallel with the North line of Section 11, 660.0 feet;

Thence North, parallel with the East line of Section 11, 660.0 feet;

Thence East, with the North line of Section 11, 1754.7 feet, to the point of beginning, containing 43.2 acres, more or less.

TRACT 5:  Beginning at a point in the East line of Section 11, Block B-3, D&SE Survey, Hutchinson Count, Texas, and 565.6 feet North of its Southeast corner;

Thence West, parallel with the South line of Section 11, 770.1 feet;

Thence North, parallel with the East line of Section 11, 530.8 feet;

Thence West, parallel with the South line of Section 11, 324.6 feet;

Thence North, parallel with the East line of Section 11, 660.0 feet;

Thence West, parallel with the South line of Section 11, 660.0 feet;

Thence North, parallel with the East line of Section 11, 660.0 feet;

Thence East, parallel with the South line of Section 11, 660.0 feet;

Thence South, parallel with the East line of Section 11, 397.9 feet;

Thence East, parallel with the South line of Section 11, 1094.7 feet;

Thence South, parallel with the East line of Section 11, 1452.9 feet to the point of the beginning, contain 42.6 acres, more or less.

TRACT 6:  Beginning at the Southwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas;

Thence North, with the West line of Section 11, 1096.4 feet;

Thence East, parallel with the South line of Section 11, 1320.0 feet to the Southwest beginning corner of the herein described tract;

Thence North, parallel with the West line of Section 11, 660.0 feet;

Thence East, parallel with the South line of Section 11, 660.0 feet;

Thence South, parallel with the South line of Section 11, 660.0 feet;

Thence West, parallel with the South line of Section 11, 660.0 feet, to the point of beginning of the herein described tract, containing 10.0 acres, more or less.

(2) Section 6, Block M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby, less and except the following described lands:

110.0 acres in Section 6, Block M-21, TCRR Survey, Hutchinson County, Texas, said 110.0 acres being more particularly described in two tracts as follows:

TRACT 1:  Beginning at a point in the most northerly South line of Section 6, Block M-21, TCRR Survey, Hutchinson County, Texas approximately 1570.0 feet easterly from the most northerly Southwest corner of said Section 6;

Thence North, parallel with the most westerly West line of Section 6, 660.0 feet;

Thence East, parallel with the most northerly South line of Section 6, 660.0 feet;

Thence South, parallel with the West line of the herein described tract 660.0 feet to the most northerly South line of Section 6;

Thence West, with the said most northerly South line, 660.0 feet to the point of beginning, containing 10.0 acres, more or less.

TRACT 2:  Beginning at the most southerly Southwest corner of Section 6, Block M-21, TCRR Survey, Hutchinson County, Texas;

Thence North, with the most easterly West line of Section 6, 1160.0 feet;

Thence East, parallel with the most southerly South line of Section 6, 620.0 feet;

Thence North, parallel with the most easterly West line of Section 6, 1510.0 feet;

Thence East, parallel with the most southerly South of Section 6, 775.0 feet;

Thence South, parallel with the most easterly West line of Section 6, 1225.0 feet;

Thence East, parallel with the most southerly South line of Section 6, 580.0 feet;

Thence North, parallel with the most easterly West line of Section 6, 1215.0 feet;

Thence East, parallel with the most southerly South line of Section 6, 775.0 feet;

Thence South, parallel with the most easterly West line of Section 6, 1540.0 feet;

Thence West, parallel with the most southerly South line of Section 6, 600.0 feet;

Thence South, parallel with the most easterly West line of Section 6, 570.0 feet;

Thence West, parallel with the most southerly South line of Section 6, 1200 feet;

Thence South, parallel with the most easterly West line of Section 6, 550.0 feet to a point in the most southerly South line of Section 6;

Thence West, with the said southerly South line, 950.0 feet to the point of 100.0 acres, more or less.

(3)  East 199.9 acres of N/2, East 160 acres of South 320 acres of Section 3, Block M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby, less and except the following described tract of land:

20 acres of land in the South part of Section 3, M-21, TCRR Survey, Hutchinson County, Texas, more particularly described as follows:

Beginning at a point in the South line of section 3, M-21, TCRR Survey, Hutchinson County, Texas, 3532.2 feet East from the Southwest corner of said Section 3;

Thence North, parallel with the West line of Section 3, 660 feet;

Thence East, parallel with the South line of Section 3, 1320 feet;

Thence South, parallel with the West line of Section 3, 660 feet;

Thence West, along with the South line of Section 3, 1320 feet to the point of beginning, containing 20.0 acres, more or less.

(4)  West 240 acres of North 320 acres of Section 2, M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby, less and except the following described land:

Beginning at a point on the East line of Section 10 of D&SE RR Co. Survey, in Block

B-3, a distance of 1975.1 feet South from the Northeast corner thereof;

Thence North 1582 feet to a point on the East line of said Section 10;

Thence East, parallel to the North line of said Section 2, a distance of 1572.667 feet to a point;

Thence North 660 feet to a point in the North line of said Section 2;

Thence East along the North line of Section 2, a distance of 786.333 feet to a point;

Thence South 01 degrees 01 feet 30 inches East, 1494.667 feet;

Thence West, parallel to the North line of said Section 2, a distance of 969.933 feet to a point;

Thence South 01 degrees 01 feet 30 inches East, a distance of 747.333 feet to a point;

Thence South 88 degrees 58 feet 30 inches West, a distance of 1389.067 feet to the place of beginning, containing 81 acres, more or less.

INSOFAR ONLY as the same covers and affects the oil, gas and other minerals in the interval between the surface and 100 feet below the base of the Chase Group of the Wolfcamp Series of the Permian System.

DAVE POPE (gas well)     MS 66019

Southwest Quarter (SW/4) of Section 173, Block 3, I&GN RR Co. Survey, Gray County, Texas.

D JORDAN     MS 40481, 40491, 525301 & 526149

The Southwest Quarter (SW/4) of Section 20, Block M-21, TCRR Co. Survey, Cert. 1011, Hutchinson County, Texas; the Southeast Quarter (SE/4) of Section 123, Block 4, I&GN RR Co. Cert. 1326, Hutchinson and Carson Counties, Texas; The Southwest Quarter (SW/4) of Section 114, Block 4, I&GN RR Co. Survey, Cert. 1317, Carson County, Texas; and the Southwest Quarter (SW/4) of Section 105, Block 4, I&GN RR Co. Survey, Cert. 1308, Carson County, Texas; INSOFAR ONLY as the same covers and affects the oil, gas, and other minerals in the interval between the surface and 100 feet below the base of the Chase Group of the Wolfcamp Series of the Permian Series.

DRILLEX     Into Cockrell Ranch CDP 525660

West 60 acres of the North 319.9 acres and the West 80 acres of the South 320 acres of Section 3, Block M-21, TC Survey, Hutchinson County, Texas.

E. COCKRELL     Into Cockrell Ranch CDP MS 525560

That certain portion of the West 280 acres of Section 3, Block M-21, TCRR Survey.

That certain portion of the East 60 acres of the West 120 acres of the North 319.9 acres and the East 80 acres of the West 160 acres of the South 320 acres of Section 3, Block M-21, TCRR Survey, Hutchinson County, Texas.

That certain portion of the West 120 acres of the North 319.9 acres and the East 80 acres of the West Half (W/2) of the South 320 acres of Section 3, Block M-21, TCRR Survey, Hutchinson County, Texas.

FEE 244     MS 248018 & 40302

E/2, SW/2 Section 89; N/2 Section 90; E/2 and SW/4 Section 91; E/2 Section 108, All of Section 109; and E/2 and SW/4 Section 110, Block 4, I&GN RR Co. Survey, Carson County, Texas.

C.R. GARNER     MS 40411

I&GN RR Co. Survey, Block 4, Section 95: All

Containing 640 acres, more or less, in Carson County, Texas, AS TO AND ONLY AS TO oil and casinghead gas rights from the surface to 100 feet below the base of the Granite Wash Formation.

W.B. HAILE     MS 525248

Southwest Quarter (SW/4) of Section 4, Block M-21, TCRR Co. Survey, Hutchinson County, Texas.

HARVEY UNIT     MS 525273

TRACT 2:                                          South Half (S/2) of the East Half (E/2) of the Southwest Quarter (SW/4) of Section 74, Block Z, HE&WT RR Survey, Hutchinson County, Texas, among other lands not affected hereby.

TRACT 3:                                          East Half (E/2) of the Northwest Quarter (NW/4) of Section 71, Block Z, HE&WT RR Survey, Hutchinson County, Texas, among other lands not affected hereby.

TRACT 5:                                          Southwest Quarter (SW/4) of the Southwest Quarter (SW/4) of the Northeast Quarter (NE/4) of Section 71, Block Z, HE&WT RR Survey, Hutchinson County, Texas, among other lands not affected hereby.

TRACT 6:                                          Southwest Quarter (SW/4) of Section 71, Block Z, HE&WT RR Survey, Hutchinson County, Texas, among other lands not affected hereby.

TRACT 7:

                                                Lease No. 1:

                                                                West Half (W/2) of the West Half (W/2) of the Northwest Quarter (NW/4) of Section 14, Block M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby

                                                Lease No. 2:

                                                                Northwest Quarter (NW/4) of the Northwest Quarter (NW/4) of the Southwest Quarter (SW/4) and the South Half (S/2) of the South Half (S/2) of the Southwest Quarter (SW/4) of Section 14, Block M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby.

TRACT 8:

                                                Lease No. 1:

                                                                (1) Beginning at the Southwest corner of the Southeast Quarter (SE/4) of Section 71, Block Z, HE&WT Survey, Hutchinson County, Texas; Thence East 660 feet; Thence North 660 feet; Thence West 660 feet; Thence South 660 feet to the point of beginning, and containing 10 acres.

                                                                (2) Beginning at a point in the South line of Section 71, Block Z, HE&WT Survey, Hutchinson County, Texas, 1320.01 feet East of the Southwest corner thereof for beginning corner of this tract; Thence East 660 feet; Thence North 660 feet; Thence West 660 feet; Thence South 660 feet to beginning corner this tract, and containing 10 acres.

                                                                (3) East Half (E/2) of the West Half (W/2) of the Northwest Quarter (NW/4) and the Southeast Quarter (SE/4) of the Northwest Quarter (NW/4) of Section 14, Block M-21, TC Ry. Co. Survey, Hutchinson County, Texas.

                                                                (4) Northeast Quarter (NE/4) and the Northeast Quarter (NE/4) of the Southeast Quarter (SE/4) of Section 14, Block M-21, TC Ry. Co. Survey, Hutchinson County, Texas, less and except the following:

(a) Beginning at the Northeast corner of said Section 14; Thence West 660 feet; Thence South 1320 feet; Thence East 660 feet; Thence North 1320 feet, containing 20 acres.

(b) Beginning at a point in the East line of Section 14, 1980.5 feet from the Northeast corner; Thence West 660 feet; Thence South 1320 feet; Thence West 660 feet; Thence South 660 feet; Thence East 1320 feet; Thence North 1980 feet to the point of beginning, containing 40 acres;

among other lands not affected hereby.

Lease No. 2:

Southwest Quarter (SW/4) of the Northwest Quarter (NW/4) of the Southwest Quarter (SW/4), and the East Half (E/2) of the Northwest Quarter (NW/4) of the Southwest Quarter (SW/4), and the Northeast Quarter (NE/4) of the Southwest Quarter (SW/4), and the North Half (N/2) of the South Half (S/2) of the Southwest Quarter of Section 14, Block M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby.

Lease No. 3:

                Northwest Quarter (NW/4) of the Southeast Quarter (SE/4), and the Northeast Quarter (NE/4) of the Northwest Quarter (NW/4) of Section 14, Block M-21, TCRR Survey, Hutchinson County, Texas.

TRACT 9:

                A tract of land beginning at a point in the East line 1980 feet from the Northeast corner of Section 14, Block M-21, TCRR Survey, Hutchinson County, Texas; Thence West 660 feet; Thence South 1320 feet; Thence West 660 feet; Thence South 660 feet; Thence East 1320 feet to a point on the East line of Section 14, Thence North 1980 feet to the point of beginning, among other lands not affected here.

TRACT 10:

                160 acres out of Section 16, Block M-21, TCRR Survey, Hutchinson County, Texas, described as follows: Beginning at the Southwest corner of said Section 16; Thence East 1320 feet along the South boundary line of said Section; Thence North parallel to the West line of said Section 5280 feet; Thence

West 1320 feet to the North line of said Section; Thence South 5280 feet along the West line of said Section, to the point of beginning.

J.C. McCONNELL “A”     MS 525383

Northeast Quarter (NE/4) of Section 66, Block 4, I&GN RR Co. Survey,

Containing 160 acres, more or less, in Carson County, Texas, AS TO AND ONLY AS TO oil and casinghead gas rights from the surface to 100 feet below the base of the Granite Wash Formation

JW MOORE     MS 525402

S/2 NE/4 and the W/2 NW/4 NE/4, of Section 21, Block M-21, T.C. Ry. Co. Survey, Hutchinson County, Texas.

LONG     MS 525346

North Half (N/2) less the West Half of the Southwest Quarter of the Northwest Quarter (W/2 SW/4 NW/4), Section 113, Block 4, I&GN Survey, Carson County, Texas.

RUBY SACKETT     MS 66021

Southwest Quarter (SW/4) of Section 148; Northwest Quarter (NW/4) of Section 148, all lying in Block 3, I&GN RR Co. Survey, less the East 80 acres thereof.

R.W. HARRAH     MS 66017

South 40 acres of the East 120 acres of the Northeast Quarter (NE/4) of Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas.

SCHAFER     Into Fee 244 MS 248018

106.62 acres of land out of the Northwest Quarter (NW/4) of Section Number One Hundred Ninety-Five (195), in Block Three (3), I&GN RR Co. Survey, Carson County, Texas, more particularly described as follows:

BEGINNING at the Southwest corner of said NW/4 of Section 195;

THENCE North with the West line of Section 195, 1980 feet to a point;

THENCE East parallel with the South line of said NW/4 Section 195, 660 feet to a point;

THENCE South parallel with the West line of said Section 195, 294 feet to a point;

THENCE East parallel with the South line of said NW/4 of Section 195, 1980 feet to a point in the East line of the NW/4 of said Section 195;

THENCE South with the East line of the NW/4 of said Section 195, 1686 feet to the Southeast corner of the NW/4 of said Section 195;

THENCE West parallel with the South line of said Section 195, 2640 feet to the PLACE OF BEGINNING.

SCHAFER RANCH     MS 526179, 525515, 523438, 526181 & 525513

SW/4 Section 87, Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to oil and casinghead gas rights from the surface to 100’ below the base of Granite Wash.

SE/4 Section 87, Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to the surface to 100’ below the base of Granite Wash.

containing 640 acres, more or less in Carson County, Texas.

S/2, W2NW/4 of Section 86, Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to oil and casinghead gas rights from the surface to 100’ below the base of Granite Wash.

E/2 NW/4, NE/4 of Section 86, N/2 of Section 87,  Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to oil and casinghead gas rights from the surface to 100’ below the base of Granite Wash.

Containing 640 acres, more or less in Carson County, Texas.

E/2 E/2 NE/4 of Section 85, Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to oil and casinghead gas rights from the surface to 100’ below the case of Granite Wash.

W/2 SW/4, W/2 E/2 SW/4 of Section 88, Block 4, I&GN Survey Carson County, Texas INSOFAR AND ONLY INSOFAR AS to the surface to 100’ below the base of Granite Wash.

Containing 160 acres, more or less in Carson County, Texas.

N/2, SE/4 of Section 68, Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to oil and casinghead gas rights from the surface to 100’ below the base of Granite Wash.

Containing 480 acres, more or less in Carson County, Texas.

E/2 NE/4 of Section 69, Block 4, I&GN Survey, Carson County, Texas, INSOFAR AND ONLY INSOFAR AS to oil and casinghead gas rights from the surface to 100’ below the base of Granite Wash.

Containing 80 acres, more or less in Carson County, Texas.

SIN-HARRAH     MS 248057

North 80 acres of the East 240 acres, Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas.

SOUTHLAND B     MS 525533

SW/4 NE/4, Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

North 30 acres of the E/2 NE/4 of Section 2, Block B-3 D&SE RR Survey, Hutchinson County, Texas.

W/2 SE/4 Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

E/2 NE/4 Section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

E/2 SW/4 of section 2, Block B-3, D&SE RR Survey, Hutchinson County, Texas.

TURNER KENT “A”     Into Cockrell Ranch CDP MS 525660

30 acres in Section 3, Block M-21, TCRR Survey, Hutchinson County, Texas being more particularly described as follows:

                Beginning at a point in the most southerly North line of Section 3, Block M-21, TCRR Survey, 2426.7 feet East from its most southerly Northwest corner; Thence East, with the most southerly North line of Section 3, 446.1 feet; Thence South, parallel with the most westerly West line of Section 3, 660.0 feet; Thence East, parallel with the most southerly North line of Section 3, 660.0 feet; Thence South, parallel with the most westerly West line of Section 3, 819.8 feet; Thence West, parallel with the most southerly North line of Section 3, 883.1 feet;

Thence North, parallel with the most westerly West line of Section 3, 493.3 feet; Thence West, parallel with the most southerly North line of Section 3, 883.0 feet; Thence North, parallel with the most westerly West line of Section 3, 326.5 feet; Thence East, parallel with the most southerly North line of Section 3, 660.0 feet; Thence North, parallel with the most westerly West line of Section 3, 660.0 feet to the point of beginning, and containing 30.0 acres, more or less.

100 acres in the south part of Section 3, Block M-21, TCRR Survey, Hutchinson County, Texas, being more particularly described as follows:

                Beginning at a point in the South line of Section 3, Block M-21, TCRR Survey,  1766.1 feet easterly from the southwest corner of said Section 3; Thence North, parallel with the west line of Section 3, 2466.5 feet; Thence East, parallel with the south line of Section 3, 883.0 feet Thence South, parallel with the West line of Section 3, 986.6 feet; Thence East, parallel with the South line of Section 3, 883.1 feet; Thence South, parallel with the West line of Section 3, 819.9 feet; Thence East, parallel with the South line of Section 3, 1320 feet; Thence South, parallel with the West line of Section 3, 660.0 feet to a point in the South line of Section 3; Thence West, with the South line of Section 3, 3086.1 feet to the point of beginning, and containing 100 acres, more or less.

TURNER KENT “B”     Into Cockrell Ranch CDP MS 525660

PARCEL I:  100 acres in the Southwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas, among other lands not affected hereby, said 100 acres more particularly described as follows:

Beginning at the Southwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas; Thence North, with the west line of said Section 11, 2203.1 feet; Thence East, parallel with the South line of Section 11, 1320 feet; Thence South, parallel with the west line of Section 11, 1320 feet; Thence East, parallel with the South line of Section 11, 1639.8 feet; Thence South, parallel with the West line of Section 11, 883.1 feet to a point in the South line of Section 11; Thence West, with the South line of section 11, 2959.8 feet to the point of beginning and containing 100 acres, more or les.

PARCEL II:  132.3 acres in Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas among other lands not affected hereby, said 132.2 acres being more particularly described in six tracts as follows:

                TRACT 1:  Beginning at a point in the North line of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas 660.0 feet East from its Northwest corner; Thence East, with the North line of Section 11, 660.0 feet; Thence South, parallel with the West line of Section 11, 660.0 feet; Thence West, parallel with the North line of Section 11, 660.0 feet; Thence North, parallel with the West line of Section 11, 660.0 feet to the point beginning containing 10.0 acres, more or less.

                TRACT 2:  Beginning at a point in the West line of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas, 1533.3 feet South from its Northwest corner; Thence North, with the West line of Section 11, 873.3 feet; Thence East, parallel with the North line of Section 11, 660.0 feet; Thence South, parallel with the West line of Section 11, 660.0 feet; Thence East parallel with the North line of Section 11, 660.0 feet; Thence South, parallel with the West line of Section 11, 213.3 feet; Thence West, parallel with the North line of Section 11, 1320.0 feet to the point of beginning containing 16.5 acres, more or less.

                TRACT 3:  Beginning at a point 1320.0 feet East and 660.0 feet South of the Northwest corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas; Thence East, parallel with the North line of Section 11, 660.0 feet; Thence South, parallel with the West line of section 11, 660.0 feet; Thence West, parallel with the North line of Section 11, 660.0 feet; Thence North, parallel with the West line of Section 11, 660.0 feet to the point of beginning containing 10.0 acres, more or less.

                TRACT 4:  Beginning at the Northeast corner of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas; Thence South, with the East line of Section 11, 1320.0 feet; Thence West, parallel with the North line of Section 11, 1094.7 feet; Thence North, parallel with the East line of Section 11, 660.0 feet; Thence West, parallel with the North line of Section 11, 660.0 feet; Thence North, parallel with the East line of Section 11,

660.0 feet to its North line; Thence East, with the North line of Section 11, 1754.7 feet to the point of beginning containing 43.2 acres more or less.

                TRACT 5:  Beginning at a point in the East line of Section 11, Block B-3, D&SE Survey, Hutchinson County, Texas, 565.5 feet North of its Southeast corner, Thence West, parallel with the South line of Section 11, 770.1 feet; Thence North, parallel with the East line of Section 11, 530.8 feet; Thence West, parallel with the South line of Section 11, 324.6 feet; Thence North, parallel with the East line of section 11, 660.0 feet; Thence West, parallel with the South line of Section 11, 660.0 feet; Thence North, parallel with the East line of Section 11, 660.0 feet; Thence East, parallel with the South line of Section 11, 660.0 feet; Thence South, parallel with the East line of Section 11, 397.9 feet; Thence East, parallel with the South line of Section 1094.7 feet to its East line; Thence South, with the East line of Section 11, 1452.9 feet to the point of beginning, containing 42.6 acres, more or less.

                TRACT 6:  Beginning  at the Southwest corner of Section 11, Block D-3, D&SE Survey, Hutchinson County, Texas; Thence North, with the West line of Section 11, 1096.4 feet; Thence East, parallel with the South line of Section 11, 1320.0 feet to the Southwest and beginning corner of the herein described tract; Thence North, parallel with the West line of Section 11, 660.0 feet; Thence East, parallel with the South line of Section 11, 660.0 feet; Thence South, parallel with the West line of Section 11, 660.0 feet; Thence West, parallel with the South line of Section 11, 660.0 feet to the point of beginning of the herein described tract containing 10.0 acres, more or less.

PARCEL III:  110.0 acres in Section 6, M-21, TCRR Survey, Hutchinson County, Texas, among other lands not affected hereby, said 110.0 acres being more particularly described in two tracts as follows:

                TRACT 1:  Beginning at a point in the most northerly South line of Section 1, Block M-21, TCRR Survey, Hutchinson County, Texas, approximately 1570.0 feet easterly from the most northerly Southwest corner of Section 6; Thence North, parallel with the most westerly West line of Section 6, 660.0 feet; Thence East, parallel with the most northerly South line of Section 660.0 feet; Thence South, parallel with the West line of the herein described tract 660.0 feet to the most northerly South line of Section 6; Thence West, with the said most northerly South line, 660.0 feet to the point of beginning and containing 10.0 acres, more or less.

                TRACT 2:  Beginning at the most southerly Southwest corner of Section 6, Block M-21, TCRR Survey, Hutchinson County, Texas; Thence North with the most easterly West line of Section 6, 1160.0 feet; Thence East, parallel with the most southerly South line of Section 6, 620.0 feet; Thence North, parallel with the most easterly West line of Section 6, 1510.0 feet; Thence East, parallel with the most southerly South line of Section 6, 775.0 feet; Thence South, parallel with the most easterly West line of Section 6, 1225.0 feet; Thence East, parallel with the most southerly South line of Section 6, 580.0 feet; Thence North, parallel with the most easterly West line of Section 6, 1215.0 feet; Thence East, parallel with the most southerly South line of Section 6, 775.0 feet; Thence South, parallel with the most easterly West line of Section 6, 1540.0 feet; Thence West, parallel with the most southerly South line 660.0 feet; Thence South, parallel with the most easterly West line of Section 6, 570.0 feet; Thence West, parallel with the most southerly South line of Section 6, 1200.0 feet; Thence South, parallel with the most easterly West line of Section 6, 550.0 feet to a point in the most southerly South line of Section 6; Thence West, with the said southerly South line 950.0 feet to the point of beginning containing 100.0 acres, more or less.

INSOFAR ONLY as the above description covers and effects the oil, gas, and other minerals in the interval between the surface and 100 feet below the base of the Chase Group of the Wolfcamp Series of the Permian System.

VANIMAN     MS 66002 & 66060

East Half of the Northeast Quarter (E/2 NE/4) of Section 175, Block 3, I&GN RR Co. Survey, Gray County, Texas

J.C. McCONNELL (gas well)     MS 72521

Section Sixty-Six (66), Block Four (4), I&GN, Carson County, Texas

McCONNELL (gas well)     MS 525650

W/2 Section 65, Block 4, I&GN Co. Survey, Carson County, Texas.

TEX-ELLER (gas well)     MS 525546

All of the Southeast Quarter (SE/4) of Section 200, Block 3, I&GN RR Co. Survey, Carson County, Texas.

McCONNELL, GIRTHA MULTI     MS 525380 (Pantwist, LLC)

East Half of Northwest Quarter (E/2 of NW/4) and the West Half of Northeast Quarter (W/2 of NE/4), Section 67, Block 4, I&GN RR Co. Survey, Carson County, Texas.

.Kingsmill System

CASTLEBERRY B     MS 77139

North 80 acres of the West 100 acres of the North Half, Section 151, Block 3, I&GN Survey, Gray County, Texas.

W.W. HARRAH       MS 66018

North Half of the Northeast Quarter (N/2 NE/4) and the Southwest Quarter of the Northeast Quarter (SW/4 NE/4) of Section 150, Block 3, I&GN RR Co. Survey, Gray County, Texas.

W.W. HARRAH T.     MS 66003

Southeast Quarter (SE/4) of Section 150, Block 3, I&GN RR Co. Survey, Gray County, Texas.

COFFEE #3     MS 54701 (Pantwist, LLC)

West Half (W/2) of Section 15, Block 4, I&GN RR Co. Survey, Carson County, Texas.

SEIBER #8     MS 55291 & 57142 (Pantwist, LLC)

West Half (W/2) and the North Half of the Northeast Quarter (N/2 of NE/4), Section 10, Block 7, I&GN RR Co. Survey, Carson County, Texas.

ELLER #1-200     MS 70221 (Pantwist, LLC)

Southwest Quarter (SW/4) of Section 200, Block 3, I&GN RR Co. Survey, Carson County, Texas.

*Limited to Gas Rights Only as to the Brown Dolomite Formation

McCULLOUGH -E- No. 1     MS70251(Pantwist, LLC)

127.9 acres in Section 153, Block 3, I&GN RR Co., Gray County, Texas.

VICARS LEASE     MS 77140(Pantwist, LLC)

Southwest Quarter (SW/4) and the East Half of the Northwest Quarter (E/2 of NW/4) each in Section 127, Block 3, I&GN RR Co., Gray County, Texas, containing 240 acres, more or less.

HEITHOLT NO. 2     MS 71031(Pantwist, LLC)

All that part of Section 153, Block 3, of the I&GN RR Co. Survey, in Gray County, Texas, lying North of the right-of-way of the Panhandle and Santa Fe Railway Company containing 122 acres of land, more or less.

ANDY     MS 70771(Pantwist, LLC)

Located in Section 124, Block B-2, H&GN Survey, Gray County, Texas.

ARCO FEE     MS 525018(Pantwist, LLC)

Located in Section 203, Block 3, I&GN Survey, Carson County, Texas.

BEDNORZ     MS 72439

Located in Section 202, Block 3, I&GN Survey, Carson County, Texas.

HUSTED #2R     MS 70982(Pantwist, LLC)

Located in Section 116, Block B-2, K&GN Survey, Gray County, Texas.

HUSTED #3     MS 70443(Pantwist, LLC)

Located in Section 116, Block B-2, H&GN Survey, Gray County, Texas.

Lefors System

HAYNES NO. 2 & ROB NO. 1     MS 940020 & 940010(Pantwist, LLC)

The West Half of the Southeast Quarter (W/2 of SE/4) of Section 6, Block 26, H&GN RR Co. Survey, Gray County, Texas.

The Southwest Quarter (SW/4) of Section 6, Block 26, H&GN RR Co. Survey, Gray County, Texas.

HARLAN “A”     MS 930001(Pantwist, LLC)

All of the E/2 of NW/4, Section 49, Block 24, H&GN Ry. Co. Survey, Wheeler County, Texas.

All of the W/2 of NW/4, Section 49, Block 24, H&GN Ry. Co. Survey, Wheeler County, Texas

Turkey Creek System

BOST NO. 1     MS 415070(Pantwist, LLC)

All of the North 90 acres of Section 6, Block Y-2, TT Ry. Co. Survey, SAVE & EXCEPT 40 acres in the form of a square in the Northeast Corner of Section 6, Hutchinson County, Texas.

BOST #2     Into Bost 1 MS 415070(Pantwist, LLC)

Located in Section 6, Block B-2, TTRR Survey, Hutchinson County, Texas

EXHIBIT “C”

Quality Specifications.  Unless excepted by specific exemption on Exhibit “B” attached hereto, Gas from each Receipt Point(s) shall meet the following quality specifications:

Hydrogen Sulfide.  The Gas shall not contain more than ten part per million (10 ppm) of hydrogen sulfide by volume as determined by a method generally acceptable for use in the gas industry and to the Parties hereto.

Total Sulfur.  The Gas shall not contain more than one quarter (1/4) grain of total sulfur per one hundred (100) Cubic Foot of Gas as determined by a method generally acceptable for use in the gas industry and to the Parties hereto.

Temperature.  The Gas shall not have a temperature of less than forty degrees Fahrenheit (40°F) nor more than one hundred-twenty degrees Fahrenheit (120°F).

Carbon Dioxide.  The Gas shall not contain in excess of five-tenths of one percent (0.5%) by volume of carbon dioxide.

Nitrogen.  The Gas shall not contain in excess of seven percent (7%) by volume of nitrogen.

Oxygen.  The Gas shall not contain in excess of two hundred fifty parts per million (250 ppm) by volume of oxygen.

Objectionable Liquids, Solids, Contaminants.  The Gas shall be free of liquids and solids and other potentially harmful contaminants such as arsenic, mercury, selenium, radon, or antimony, Well treating chemicals, dust, gums, gum-forming constituents, or other objectionable liquid or solid matter.

Hazardous Waste.  The Gas shall be free from all “hazardous waste” as defined in the Resources Conservation and Recovery Act, 42 USC 6901, et seq.

Water.  The Gas shall not contain free water.  Gas which contains in excess of seven (7) pounds of water vapor per one million (1,000,000) Cubic Foot shall incur a charge for dehydration service as shown in Exhibit “A” attached hereto.

Mercaptans.  The Gas shall have a mercaptan content not in excess of one tenth of one part per million (0.1 ppm) by volume.

Hydrogen.  The Gas shall contain no carbon monoxide, halogens, or unsaturated hydrocarbons, and no more than four hundred parts per million (400 ppm) of hydrogen.

Hydrocarbon Constituents. The Gas shall have not less than a ninety-five percent (95%) hydrocarbon constituency by volume and shall have a Heating Value of not less than one thousand two hundred (1,200) BTU per Cubic Foot.

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EXHIBIT “D”

Residue Return.   The following is a listing of leases connected to RRDS as of April 1, 2007.  This listing is for informational purposes only and shall not limit the addition or deletion of leases from the RRDS from time to time.

System	Meter	Lease Name

BRYAN/CARSON	40301	JUDE - JORDAN

BRYAN/CARSON	40141	E COOPER NCT B
BRYAN/CARSON	41271	BLOCK C
BRYAN/CARSON	41281	COOPER H
BRYAN/CARSON	41291	QUINN
BRYAN/CARSON	41321	SIEBOLD
BRYAN/CARSON	41331	B.F. BLOCK
BRYAN/CARSON	41351	PITCHER,H.C
BRYAN/CARSON	41421	COOPER G

KINGSMILL / GRAY	66003	HARRAH
KINGSMILL / GRAY	66018	W.W. HARRAH

SCHAFER	525346	LONG
SCHAFER	525402	MOORE, J.W.
SCHAFER	66016	ARNOLD
SCHAFER	66017	R.W.HARRAH
SCHAFER	525067	BONEY NCT #4
SCHAFER	525068	BONEY NCT #2
SCHAFER	525248	W. B. HAILE
SCHAFER	525273	HARVEY UNIT (#8)
SCHAFER	525383	MCCONNELL J.C. (C.H.)
SCHAFER	526179	SCHAFER RANCH BATT. #1
SCHAFER	248018	FEE 244 STA

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EXHIBIT “E”

Previous Agreements.  The following is a listing of the Previous Agreements between Eagle Rock Field Services, L. P., as BUYER and W. O. Operating Company, Ltd. and Pantwist, LLC as SELLER, which are to be superseded and replaced by this Gas Purchase Agreement dated April 1, 2007, as the Effective Date.

BUYER

Plant/System	Contract #	Date of Agreement	Type of Agreement

BC	12317	NO CONTRACT FILE
BC	431207	5/1/1997	GAS PURCHASE AGREEMENT
BC	431856	1/1/2005	GAS PURCHASE AGREEMENT
BC	431681BC	NO CONTRACT FILE

SCHAFER	11492	11/1/1983	GAS PURCHASE CONTRACT
SCHAFER	14156	5/24/1974	GAS CONTRACT
SCHAFER	14198	5/1/1995	GAS PURCHASE CONTRACT
SCHAFER	430233	1/1/1997	GAS PURCHASE CONTRACT
SCHAFER	430704	8/1/1994	GAS PURCHASE CONTRACT
SCHAFER	431172	3/1/2003	GAS PURCHASE AGREEMENT
SCHAFER	431681SCH	NO CONTRACT FILE
SCHAFER	431856SCH	1/1/2005	GAS PURCHASE AGREEMENT

CARGRAY	1317	6/1/1997	GAS PURCHASE AGREEMENT
CARGRAY	14019	12/9/1974	GAS CONTRACT
CARGRAY	50005	1/1/2001	GAS PURCHASE AND PROCESSING AGREEMENT

GRAY	11484	8/1/1994	GAS PURCHASE AGREEMENT
GRAY	12236	11/1/1994	GAS PURCHASE AGREEMENT
GRAY	431171	1/1/1993	GAS PURCHASE AGREEMENT
GRAY	400239	6/1/1999	GAS PURCHASE AND PROCESSING AGREEMENT
GRAY	430462	6/1/1997	GAS PURCHASE AGREEMENT
GRAY	431625	10/1/2004	GAS PURCHASE AGREEMENT
GRAY	431980	9/1/2005	GAS PURCHASE AGREEMENT

LEFORS	431675	8/1/2004	GAS PURCHASE AGREEMENT
LEFORS	085159A	5/1/1999	GAS SERVICES AND/OR PURCHASE AGREEMENT

TC	431183	1/1/2003	GAS PURCHASE AGREEMENT

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